                              Exhibit 17(b)(xxii)

             Annual Report for the fiscal year ended September 30,
              2000 for the FAIF Bond Funds (Corporate Bond, Fixed
             Income, Intermediate Term Income, Limited Term Income
                             and Strategic Income)

                                                                           N-30D


          [LOGO]      FIRST AMERICAN FUNDS(R)
                      THE POWER OF DISCIPLINED INVESTING(R)



BOND
    FUNDS



ANNUAL REPORT
          2000




FIRST AMERICAN
INVESTMENT FUNDS, INC.

FIRST AMERICAN

            FAMILY OF FUNDS



INVESTMENTS FOR EVERY GOAL

FIRST AMERICAN FUNDS OFFER A FULL RANGE OF INVESTMENT STRATEGIES TO HELP YOU CREATE A PERSONALIZED, DIVERSIFIED PORTFOLIO. WITH OUR DISCIPLINED FOCUS ON CONSISTENT, COMPETITIVE PERFORMANCE AND HIGHLY DEVELOPED TEAM APPROACH TO INVESTMENT DECISION MAKING, FIRST AMERICAN FUNDS CAN HELP BUILD A WINNING STRATEGY FOR ANY INVESTOR.


         HIGHER RISK    (o)
AND RETURN POTENTIAL     |
                         |
                        (*) EQUITY FUNDS
                         |
                         |
                        (*) FUNDS OF FUNDS
                         |
                         |
                        (*) BOND FUNDS
                         |
                         |    CORPORATE BOND
                         |    FIXED INCOME
                         |    INTERMEDIATE TERM INCOME
                         |    LIMITED TERM INCOME
                         |    STRATEGIC INCOME
                         |
                        (*) TAX FREE BOND FUNDS
                         |
                         |
                        (*) MONEY MARKET FUNDS
                         |
                         |
          LOWER RISK    (o)
AND RETURN POTENTIAL


Mutual fund investing involves risk; principal loss is possible



TABLE OF CONTENTS

--------------------------------------------------------------------------------
Message to Shareholders                                                     1
--------------------------------------------------------------------------------
Report of Independent Auditors                                             15
--------------------------------------------------------------------------------
Statements of Net Assets                                                   16
--------------------------------------------------------------------------------
Statements of Assets and Liabilities                                       36
--------------------------------------------------------------------------------
Statements of Operations                                                   37
--------------------------------------------------------------------------------
Statements of Changes in Net Assets                                        38
--------------------------------------------------------------------------------
Financial Highlights                                                       40
--------------------------------------------------------------------------------
Notes to Financial Statements                                              44
--------------------------------------------------------------------------------
Notice to Shareholders                                                     52
--------------------------------------------------------------------------------

NOT FDIC INSURED  NO BANK GUARANTEE  MAY LOSE VALUE

MESSAGE TO SHAREHOLDERS  NOVEMBER 15, 2000



DEAR SHAREHOLDERS:

On behalf of the entire board of directors and the staff of First American Asset Management, thank you for the ongoing opportunity you have given us to manage your investments. As always, we strive to provide you, our fund shareholders, consistent and competitive investment performance over time.

At times during the past year technology stocks, healthcare stocks, municipal bonds, and long Treasury bonds have been market leaders. Small- and mid-cap stocks outperformed large-cap stocks, and in general, market volatility was the norm. Guessing which sector of the equity market or which asset class will be the next market leader can be a risky way to invest. We believe that a well-diversified portfolio of equity and bond funds is the best way to invest over the long term. Your investment professional can help you design and implement a portfolio that is right for you.

The accompanying discussion of investment results, financial statements, and notes detail the results of fund operations for the fiscal year and fund holdings as of September 30, 2000. We urge you to review the discussion of investment results and financial statements at your convenience.

Again, thank you for investing in the First American family of funds. We look forward to serving your investment needs next year and beyond.



Sincerely,


/s/ Virginia L. Stringer             /s/ Paul A. Dow

VIRGINIA L. STRINGER                 PAUL A. DOW

Chairperson of the Board             Chief Investment Officer and President
First American Investment Funds,     First American Asset Management
Inc.


                                 FIRST AMERICAN FUNDS ANNUAL REPORT 2000      1)

A DRAMATIC YEAR FOR THE MARKETS


Last September, financial markets were on the threshold of a meteoric rally that would lift the Dow Jones Industrial Average (Dow) and the technology-laden Nasdaq Composite Index (Nasdaq) to record highs. At the close of 1999, investors celebrated the fifth consecutive year of double-digit returns fueled by unprecedented productivity gains--which boosted corporate earnings while helping to contain inflation--and the lowest unemployment rate in three decades. For a while, all seemed well with the nation's "Goldilocks" economy (not too hot, not too cold).

Yet in a comment that would dictate the performance of stocks and bonds over the ensuing months, Alan Greenspan, Chairman of the Federal Reserve Board, vowed to continue raising interest rates until the economy cooled. The rate increases were intended to engineer a soft landing by encouraging consumers and companies to stop spending so much to purchase new homes, capital equipment, and the like.

STOCKS BOW TO BONDS

The prospect of additional rate hikes and their impact on corporate profits sent the stock market into a freefall, with the Nasdaq declining 25% during April's second week. The Dow soon followed suit. The stock market bubble had burst, with risk returning to the marketplace. The months following April also were subject to significant levels of market fluctuations. Although the long-term outlook for equities remains promising, investors can expect to experience more volatility as the economy continues to slow.

If any clear trends have emerged in the equity market, it's that small-cap stocks have outperformed large-cap stocks, and value has outperformed growth. Both are a reversal from the previous two years' trend of a market where large-cap growth stocks dominated.


(2      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

A DRAMATIC YEAR FOR THE MARKETS


BONDS GAIN MOMENTUM

An unusual event shaped bond markets during the fiscal year. For the first time in a decade, the yield on 30-year Treasury bonds dipped below the yield on two-year Treasury notes, creating an inverted yield curve. This event was triggered by the Treasury Department's decision to use part of the budget surplus to retire debt by issuing fewer bonds and repurchasing 30-year Treasury bonds. The scarcity of Treasury bonds sent prices up and yields down. Along the way, the 10-year Treasury note replaced the 30-year bond as the U.S. bond market's benchmark.

In all, U.S. government and municipal securities outperformed stocks to post their strongest results in years. Indeed, with the exception of high-yield "junk" bonds, most bonds, including mortgage-backed securities and investment-grade corporate bonds, performed well during the fiscal year.

In closing, an important message to remember amid today's volatile and fast-paced markets: Diversification among stocks, bonds, and cash can help you earn more balanced returns over time and give you peace of mind in changing markets. To help you achieve your long-term goals, First American Funds offers a spectrum of mutual funds designed to meet any investor's needs and risk tolerance.


                                 FIRST AMERICAN FUNDS ANNUAL REPORT 2000      3)

CORPORATE BOND

INVESTMENT OBJECTIVE: A HIGH LEVEL OF CURRENT INCOME CONSISTENT WITH PRUDENT RISK TO CAPITAL


The First American Corporate Bond Fund posted a return of 5.32% (Class A shares were up 5.17% on net asset value) from inception on February 1, 2000, through the end of the fiscal year. The fund is well ahead of its peer group, the Lipper BBB Rated Corporate Debt Funds Average, which returned 4.11% for the period from February 29, 2000. The fund's broad-based benchmark, the Lehman U.S. Credit Index, was up 5.23% for the same period.

Good security selection contributed to the positive results relative to the Lipper peer group, as the fund was able to avoid a number of corporate issues that experienced serious credit quality deterioration during the year. Spreads have widened significantly (30 to 100-plus basis points, depending on credit quality) since the fund was launched in February, reflecting the dynamics of the inverted yield curve, the market's concerns about future Fed actions to engineer an economic slowdown, and a number of high-profile credit problems. The management team used this opportunity to increase exposure to mid-grade and high-yield securities. The resulting portfolio has a strong BBB rated credit profile (and a significant overweighting in BBB rated issues relative to its benchmarks). This detracted from performance for the period as higher-quality issues generally outperformed higher-yielding ones. However, the management team believes that these securities will contribute positively to future performance, as BBB rated issues have historically provided the best risk-adjusted return. Duration is neutral to the Lehman index, but slightly short relative to the Lipper peer group. Performance relative to the Lehman index can be explained by the fund's expenses and transaction costs.

Going forward, the management team remains attuned to the effects of a slowing economy and believes that current market conditions afford corporate bond investors with attractive yields considering the underlying economic strength. Furthermore, there should be attractive opportunities to capture future spread tightening when more traditional spread relationships return.

       ANNUALIZED PERFORMANCE(1)
       ------------------------------------------------------------------
       AS OF SEPTEMBER 30, 2000                        SINCE INCEPTION(5)
                                                           2/1/2000
       ------------------------------------------------------------------
       Class A NAV                                           5.17%
       ------------------------------------------------------------------
       Class A POP                                           0.74%
       ------------------------------------------------------------------
       Class B NAV                                           4.70%
       ------------------------------------------------------------------
       Class B POP                                          -0.30%
       ------------------------------------------------------------------
       Class C NAV                                           4.54%
       ------------------------------------------------------------------
       Class C POP                                           2.51%
       ------------------------------------------------------------------
       Class Y                                               5.32%
       ------------------------------------------------------------------
       Lehman U.S. Credit Index(3)                           5.23%
       ------------------------------------------------------------------
       Lipper BBB-Rated Corporate Debt Funds Average(4)      4.11%
       ------------------------------------------------------------------


(4      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

CORPORATE BOND


VALUE OF A $10,000 INVESTMENT(1),(2) AS OF SEPTEMBER 30, 2000

[PLOT POINTS CHART]

           FIRST AMERICAN   FIRST AMERICAN   FIRST AMERICAN
              CORPORATE        CORPORATE        CORPORATE      LEHMAN      LIPPER BBB-RATED
             BOND FUND,       BOND FUND,       BOND FUND,    U.S. CREDIT    CORPORATE DEBT
             CLASS A NAV     CLASS A POP        CLASS Y        INDEX(3)    FUNDS AVERAGE(4)
           --------------------------------------------------------------------------------
CLASS A

02/2000       10,000             9,575                         10,000           10,000
09/2000       10,461            10,016                         10,523           10,401

CLASS Y

02/2000                                         10,000         10,000           10,000
09/2000                                         10,474         10,523           10,401

(1) Past performance does not guarantee future results. The principal value of an investment and investment return will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. A significant portion of the fund's portfolio may consist of lower-rated debt obligations, which are commonly called "high yield" securities or "junk bonds". High yield securities generally have more volatile prices and carry more risk to principal than investment grade securities. Performance reflects voluntary fee waivers in effect. In the absence of such fee waivers, total returns would be reduced. Indexes are for illustrative purposes only and are not available for investment.

    Total returns at net asset value ("NAV") reflect performance over the time period indicated without including the fund's maximum sales charge and assumes reinvestment of all distributions at net asset value.

    Total returns at public offering price ("POP") reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A, 1% for Class C and the maximum CDSC for Class B and Class C shares for the relevant period. Total returns assume reinvestment of all distributions at net asset value.

(2) Performance for Class B and Class C shares is not presented. Performance for these classes is lower due to higher expenses.

(3) An unmanaged index comprised of publicly issued U.S. corporate and certain foreign debentures and secured notes that must meet specified maturity, liquidity, and quality requirements. To qualify, bonds must be SEC registered.

(4) Similar funds as categorized by Lipper, Inc.

(5) The since inception performance of the index for each class is calculated from the month-end following the inception of the class. Performance of the fund and the indexes represents cumulative total return as the fund has been in operation less than one year.


                                 FIRST AMERICAN FUNDS ANNUAL REPORT 2000      5)

FIXED INCOME

INVESTMENT OBJECTIVE: HIGH CURRENT INCOME CONSISTENT WITH LIMITED RISK TO
CAPITAL


The First American Fixed Income Fund returned 6.59% for the fiscal year (Class A shares were up 6.33% on net asset value), outpacing its peer group, the Lipper Corporate Debt A Rated Funds Average, which returned 5.36% for the period. The fund's broad-based benchmark, the Lehman U.S. Aggregate Bond Index, posted a return of 6.99%.

The fund's performance relative to the Lipper category can be attributed in part to its duration strategy. Duration was extended during the first half of the year, and reduced to neutral to slightly long in the second half. Good security and sector selection also contributed to performance. Although corporate bonds typically underperformed, our holdings were concentrated in better-performing short and intermediate maturity corporate issues. Selective exposure to mortgaged-backed securities and Treasury Inflation Protected Securities (TIPS) boosted performance as well. The fund's underperformance relative to the Lehman Index can be explained by expenses and transaction costs.

The last 12 months saw an inversion of the U.S. Treasury yield curve indicating that longer maturity yields have traded below those of shorter maturities. Going forward, the management team anticipates increasing exposure to the corporate sector and extending the effective duration of the corporate holdings as yields in these sectors compare favorably to U.S. Treasuries. Overall, duration is approximately neutral to its benchmarks.

ANNUALIZED PERFORMANCE(1)
--------------------------------------------------------------------------------------------------
AS OF SEPTEMBER 30, 2000                                                SINCE INCEPTION(5)
                                                                  --------------------------------
                                    1 YEAR  5 YEARS   10 YEARS    2/4/1994   8/15/1994   2/1/1999
--------------------------------------------------------------------------------------------------
Class A NAV                          6.33%    5.65%      7.23%          --          --         --
--------------------------------------------------------------------------------------------------
Class A POP                          1.83%    4.73%      6.77%          --          --         --
--------------------------------------------------------------------------------------------------
Class B NAV                          5.70%    4.90%         --          --       5.73%         --
--------------------------------------------------------------------------------------------------
Class B POP                          0.70%    4.58%         --          --       5.73%         --
--------------------------------------------------------------------------------------------------
Class C NAV                          5.50%       --         --          --          --      1.61%
--------------------------------------------------------------------------------------------------
Class C POP                          3.42%       --         --          --          --      1.02%
--------------------------------------------------------------------------------------------------
Class Y                              6.59%    5.91%         --       5.80%          --         --
--------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index(3)  6.99%    6.47%      8.05%       6.52%       7.33%      4.59%
--------------------------------------------------------------------------------------------------
Lipper A-Rated Corporate Debt
  Funds Average(4)                   5.36%    5.39%      7.78%       5.59%       6.44%      2.96%
--------------------------------------------------------------------------------------------------


(6      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

FIXED INCOME


VALUE OF A $10,000 INVESTMENT(1),(2) AS OF SEPTEMBER 30, 2000

[PLOT POINTS CHART]

                                                                                LIPPER A-RATED
         FIRST AMERICAN      FIRST AMERICAN     FIRST AMERICAN      LEHMAN        CORPORATE
           FIXED INCOME        FIXED INCOME      FIXED INCOME      AGGREGATE      DEBT FUNDS
        FUND, CLASS A NAV   FUND, CLASS A POP   FUND, CLASS Y    BOND INDEX(3)    AVERAGE(4)
        -----------------   -----------------   -------------    -------------    ----------
CLASS A

09/1990       10,000              9,575                             10,000          10,000
09/1991       11,365             10,882                             11,599          11,644
09/1992       12,767             12,225                             13,056          13,228
09/1993       13,942             13,350                             14,359          14,718
09/1994       13,536             12,961                             13,897          13,977
09/1995       15,266             14,618                             15,852          15,944
09/1996       15,975             15,296                             16,625          16,574
09/1997       17,294             16,559                             18,245          18,175
09/1998       19,420             18,594                             20,343          20,080
09/1999       18,901             18,098                             20,267          19,656
09/2000       20,098             19,243                             21,684          20,710

CLASS Y

02/1994                                              10,000         10,000          10,000
09/1994                                               9,749          9,713           9,592
09/1995                                              11,002         11,079          10,942
09/1996                                              11,541         11,620          11,374
09/1997                                              12,527         12,752          12,473
09/1998                                              14,113         14,218          13,780
09/1999                                              13,769         14,166          13,490
09/2000                                              14,676         15,156          14,213

(1) Past performance does not guarantee future results. The principal value of an investment and investment return will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Performance reflects voluntary fee waivers in effect. In the absence of such fee waivers, total returns would be reduced. Indexes are for illustrative purposes only and are not available for investment.

    Total returns at net asset value ("NAV") reflect performance over the time period indicated without including the fund's maximum sales charge and assumes reinvestment of all distributions at net asset value.

    Total returns at public offering price ("POP") reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares, 1% for Class C shares and the maximum CDSC for Class B and Class C shares for the relevant period. Total returns assume reinvestment of all distributions at net asset value.

(2) Performance for Class B and Class C shares is not presented. Performance for these classes is lower due to higher expenses.

(3) An unmanaged index composed of the Lehman Government/Credit Bond Index, the Lehman Mortgage Backed Securities Index and the Lehman Asset Backed Securities Index. The Lehman Government/Credit Bond Index is comprised of Treasury securities, other securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, including U.S. agency mortgage securities, and investment grade corporate debt securities. The Lehman Mortgage Backed Securities Index is comprised of mortgage-backed pass-through securities of Ginnie Mae (GNMA), Fannie Mae (FNMA), and Freddie Mac (FHLMC). The Lehman Asset Backed Index is comprised of debt securities backed by credit card, auto and home equity loans that are rated investment grade or higher.

(4) Similar funds as categorized by Lipper, Inc.

(5) The since inception performance of the index for each class is calculated from the month-end following the inception of the class.


                                 FIRST AMERICAN FUNDS ANNUAL REPORT 2000      7)

INTERMEDIATE TERM INCOME

INVESTMENT OBJECTIVE: CURRENT INCOME TO THE EXTENT CONSISTENT WITH PRESERVATION OF CAPITAL


The First American Intermediate Term Income Fund posted a return of 5.97% (Class A shares were up 5.69% on net asset value) for the fiscal year. The fund's peer group, the Lipper Short/Intermediate Investment Grade Debt Funds Average, returned 5.74% for the period, while its broad-based benchmark, the Lehman Intermediate U.S. Government/ Credit Index was up 6.23%.

The fund's performance relative to the Lipper category can be attributed to its exposure to asset-backed and mortgage-backed securities, as these sectors provided strong relative returns. Good security selection in the corporate sector and a position in 10-year Treasury Inflation Protected Securities (TIPS) also provided modest incremental performance. The fund's duration is typically longer than the Lipper median, which detracted from performance, particularly in the first half of this year. The fund's underperformance relative to the Lehman Index can be explained by expenses and transaction costs.

The last 12 months saw an inversion of the U.S. Treasury yield curve indicating that longer maturity yields have traded below those of shorter maturities. The fund's duration has been modestly reduced recently, bringing it neutral to the benchmark index. We anticipate maintaining overweightings in the corporate, asset-backed, and mortgage-backed sectors as yields in these sectors compare favorably to U.S. Treasuries.

ANNUALIZED PERFORMANCE(1)
--------------------------------------------------------------------------------
AS OF SEPTEMBER 30, 2000                                    SINCE INCEPTION(4)
                                                          ----------------------
                                     1 YEAR    5 YEARS    12/14/1992    2/4/1994
--------------------------------------------------------------------------------
Class A NAV                           5.69%     5.68%        5.74%         --
--------------------------------------------------------------------------------
Class A POP                           3.07%     5.15%        5.39%         --
--------------------------------------------------------------------------------
Class Y                               5.97%     5.70%           --      5.59%
--------------------------------------------------------------------------------
Lehman Intermediate Gov't/Credit
--------------------------------------------------------------------------------
  Bond Index(2)                       6.23%     6.07%        6.21%      6.05%
--------------------------------------------------------------------------------
Lipper Short/Intermediate Investment
  Grade Debt Funds Average(3)         5.74%     5.42%        5.48%      5.31%
--------------------------------------------------------------------------------


(8      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

INTERMEDIATE TERM INCOME


VALUE OF A $10,000 INVESTMENT(1) AS OF SEPTEMBER 30, 2000

[PLOT POINTS CHART]

                                                                         LEHMAN                LIPPER
         FIRST AMERICAN      FIRST AMERICAN       FIRST AMERICAN      INTERMEDIATE       SHORT/INTERMEDIATE
        INTERMEDIATE TERM   INTERMEDIATE TERM   INTERMEDIATE TERM   GOVERNMENT/CREDIT     INVESTMENT GRADE
        FUND, CLASS A NAV   FUND, CLASS A POP     FUND, CLASS Y       BOND INDEX(2)     DEBT FUNDS AVERAGE(3)
        -----------------   -----------------   -----------------   -----------------   ---------------------
CLASS A

12/1992       10,000              9,750                                   10,000               10,000
09/1993       10,673             10,406                                   10,860               10,775
09/1994       10,562             10,298                                   10,680               10,591
09/1995       11,672             11,380                                   11,883               11,590
09/1996       12,329             12,021                                   12,493               12,165
09/1997       13,216             12,885                                   13,517               13,064
09/1998       14,583             14,219                                   14,926               14,108
09/1999       14,554             14,190                                   15,020               14,273
09/2000       15,382             14,998                                   15,956               15,092

CLASS Y

02/1994                                              10,000               10,000               10,000
09/1994                                               9,872                9,856                9,836
09/1995                                              10,909               10,967               10,765
09/1996                                              11,523               11,529               11,299
09/1997                                              12,328               12,475               12,133
09/1998                                              13,594               13,775               13,103
09/1999                                              13,586               13,861               13,256
09/2000                                              14,397               14,725               14,017

(1) Past performance does not guarantee future results. The principal value of an investment and investment return will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Performance reflects voluntary fee waivers in effect. In the absence of such fee waivers, total returns would be reduced. Indexes are for illustrative purposes only and are not available for investment.

    Total returns at net asset value ("NAV") reflect performance over the time period indicated without including the fund's maximum sales charge and assumes reinvestment of all distributions at net asset value.

    Total returns at public offering price ("POP") reflect performance over the time period indicated including maximum sales charges of 2.50% for Class A shares for the relevant period. Total returns assume reinvestment of all distributions at net asset value.

(2) An unmanaged index comprised of Treasury securities, other securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, including U.S. agency mortgage securities, and investment grade corporate debt securities.

(3) Similar funds as categorized by Lipper, Inc.

(4) The since inception performance of the index for each class is calculated from the month-end following the inception of the class.


                                 FIRST AMERICAN FUNDS ANNUAL REPORT 2000      9)

LIMITED TERM INCOME

INVESTMENT OBJECTIVE: CURRENT INCOME WHILE MAINTAINING A HIGH DEGREE OF PRINCIPAL STABILITY


The First American Limited Term Income Fund returned 6.29% (Class A shares were up 6.30% on net asset value) for the fiscal year, outpacing both of its benchmarks. The fund's peer group, the Lipper Short Investment Grade Debt Funds Average, returned 5.73% for the period, while the broad-based benchmark, the Lehman MF Short 1-3 Year Government/Credit Index, posted a return of 5.97%.

The fund's performance relative to its Lipper and Lehman benchmarks can be attributed in part to its relatively short duration during much of the first three quarters of the fiscal year when rates were rising, moving to a neutral to slightly long position in the quarter ended September 30, 2000 when rates moved down. In addition, some upside performance was garnered by timely overweightings in spread product and underweightings in governments and agencies. Good security selection - holding high-quality securities in the short asset-backed sector - also contributed to results.

The First American Adjustable Rate Mortgage Securities Fund merged with the Limited Term Income Fund in February 2000, and the management team continues to sell the adjustable rate mortgages held, reinvesting the proceeds into corporate and asset-backed securities. Going forward, the fund's duration will be positioned neutral to slightly long to its benchmark.

The team will continue to look for opportunities to selectively add incremental yield and return through investment in high-quality spread securities and by managing the duration of the fund based on its forecast for the economy and interest rates.

ANNUALIZED PERFORMANCE(1)
--------------------------------------------------------------------------------
AS OF SEPTEMBER 30, 2000                                   SINCE INCEPTION(4)
                                                         -----------------------
                                    1 YEAR     5 YEARS   12/14/1992     2/4/1994
--------------------------------------------------------------------------------
Class A NAV                         6.30%       5.65%       5.21%           --
--------------------------------------------------------------------------------
Class A POP                         3.67%       5.13%       4.86%           --
--------------------------------------------------------------------------------
Class Y                             6.29%       5.67%          --        5.43%
--------------------------------------------------------------------------------
Lehman MF Short 1-3 Year
  Gov't/Credit Index(2)             5.97%       5.96%       5.68%        5.85%
--------------------------------------------------------------------------------
Lipper Short Investment Grade
  Debt Funds Average(3)             5.73%       5.42%       5.35%        5.30%
--------------------------------------------------------------------------------


(10      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

LIMITED TERM INCOME


VALUE OF A $10,000 INVESTMENT(1) AS OF SEPTEMBER 30, 2000

[PLOT POINTS CHART]

                                                                            LEHMAN           LIPPER SHORT
             FIRST AMERICAN      FIRST AMERICAN      FIRST AMERICAN       MF 1-3 YEAR      INVESTMENT GRADE
           LIMITED TERM FUND,  LIMITED TERM FUND,  LIMITED TERM FUND,  SHORT GOVERNMENT/      DEBT FUNDS
              CLASS A NAV         CLASS A POP           CLASS Y         CREDIT INDEX(2)       AVERAGE(3)
           -----------------------------------------------------------------------------------------------
CLASS A

12/1992         10,000               9,750                                  10,000             10,000
09/1993         10,344              10,085                                  10,486             10,567
09/1994         10,573              10,308                                  10,613             10,641
09/1995         11,267              10,986                                  11,493             11,462
09/1996         11,935              11,637                                  12,151             12,061
09/1997         12,662              12,346                                  12,994             12,882
09/1998         13,492              13,154                                  14,017             13,762
09/1999         13,954              13,606                                  14,485             14,144
09/2000         14,834              14,463                                  15,350             14,954

CLASS Y

02/1994                                                  10,000             10,000             10,000
09/1994                                                  10,134             10,052             10,000
09/1995                                                  10,799             10,886             10,771
09/1996                                                  11,440             11,508             11,335
09/1997                                                  12,136             12,307             12,107
09/1998                                                  12,931             13,276             12,933
09/1999                                                  13,388             13,719             13,292
09/2000                                                  14,230             14,538             14,053

(1) Past performance does not guarantee future results. The principal value of an investment and investment return will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Performance reflects voluntary fee waivers in effect. In the absence of such fee waivers, total returns would be reduced. Indexes are for illustrative purposes only and are not available for investment.

    Total returns at net asset value ("NAV") reflect performance over the time period indicated without including the fund's maximum sales charge and assumes reinvestment of all distributions at net asset value.

    Total returns at public offering price ("POP") reflect performance over the time period indicated including maximum sales charges of 2.50% for Class A shares for the relevant period. Total returns assume reinvestment of all distributions at net asset value.

(2) An unmanaged index of one to three year Treasury securities, other securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and investment grade corporate debt securities.

(3) Similar funds as categorized by Lipper, Inc.

(4) The since inception performance of the index for each class is calculated from the month-end following the inception of the class.


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      11)

STRATEGIC INCOME

INVESTMENT OBJECTIVE: A HIGH LEVEL OF CURRENT INCOME



The First American Strategic Income Fund posted a return of 5.94% (Class A shares were up 5.56% on net asset value) for the fiscal year. The fund is well ahead of its peer group, the Lipper Multi-Sector Income Funds Average, which returned 2.84% for the year. The fund's broad-based benchmark, the Lehman U.S. Aggregate Bond Index, was up 6.99% over the same period.

The Strategic Income Fund is composed of three subportfolios that are each approximately one third of the total fund-a high-quality segment, a high-yield segment, and an international segment that is subadvised by Federated Investors in New York. Investing in these three loosely correlated sectors has the potential to provide attractive returns with reduced volatility.

The fund's performance relative to its peer group can be attributed in part to the strong performance of the international sector, while the underperformance relative to the Lehman benchmark is a result of the fund's allocation to high-yield securities, which are not included in the Lehman Aggregate Index.

The international subportfolio is approximately 80% invested in emerging markets debt, and the Lehman Emerging Markets Index was up more than 12% year to date. Russia has been one of the strongest performing contributors to the index, returning more than 62% year to date through September. The high price of oil and the success of Russian President Vladimir Putin in implementing reforms in the tax system and in removing power from the oligarchy that controlled the private sector have contributed to the country's strong performance. Allocations have been based in part on the outlook for oil prices, and have resulted in significant overweightings in major oil-producing countries such as Kazakhstan and Qutar. The fund recently took profits in Venezuela and Mexico, also benefactors of high oil prices, and reinvested the proceeds in higher-yielding names. Although the general quality of emerging markets debt continues to be strong and further upgrades in Russia, Brazil, Turkey, and Mexico are possible, the management team believes that most of the return in the coming months will come from coupon flow. The developed markets debt segment has performed poorly as a result of the strength of the U.S. dollar and the underperformance of the Euro, and future performance will be strongly influenced by currency fluctuations.

In the domestic markets, the Federal Reserve's tightening of monetary policy and Treasury buyback program led to the dramatic outperformance of long-maturity Treasury bonds. As a result, the high-quality subportfolio benefited from its core position in these securities. Its small underweighting in mortgage-backed securities detracted from performance, but its bias to higher-quality, shorter-maturity corporate bonds contributed positively. The management team believes we have seen the initial signs of an economic slowdown, and expects to see moderate deterioration in inflation in future months, as a result of continued labor market tightness and the increase in oil prices.

Going forward, the management team will reduce the fund's allocation to long-maturity Treasuries, with the expectation that the Treasury yield curve will gradually reverse some of its current inversion. The team expects to add to mortgage-backed holdings, which should benefit from a more normal-shaped Treasury curve. Credit-sensitive holdings (such as corporates and asset-backed securities) will be kept in shorter maturities, with a continued bias to higher-quality, more liquid positions. Duration will remain neutral to the benchmark.

The high yield segment of the portfolio was transitioned from Federated Investors to First American Asset Management on February 1, 2000. The fund managers consolidated a number of smaller positions and generated a cash position that was strategically invested throughout the course of the year. The high-yield market has experienced weak market conditions and a higher-than-average default rate, causing it to underperform other fixed-income sectors. As a result, the fund's overweighting to Treasuries reduced its yield but positively impacted total return. Our relative emphasis on the higher-quality (BB) spectrum of the high-yield universe also helped performance, as lower-quality securities have fared the worst.

Looking ahead, the management team will remain a bit conservative with the more speculative issues until the default rate begins to abate. However, the team believes there will be attractive opportunities to participate in future spread tightening and will continue to prudently select securities based on diligent credit research.

ANNUALIZED PERFORMANCE(1)
--------------------------------------------------------------------------------
AS OF SEPTEMBER 30, 2000                                     SINCE INCEPTION(5)
                                                            --------------------
                                                  1 year    7/24/1998   2/1/1999
--------------------------------------------------------------------------------
Class A NAV                                        5.56%      2.13%         --
--------------------------------------------------------------------------------
Class A POP                                        1.11%      0.14%         --
--------------------------------------------------------------------------------
Class B NAV                                        4.83%      1.43%         --
--------------------------------------------------------------------------------
Class B POP                                       -0.07%     -0.18%         --
--------------------------------------------------------------------------------
Class C NAV                                        5.16%         --      2.89%
--------------------------------------------------------------------------------
Class C POP                                        3.14%         --      2.25%
--------------------------------------------------------------------------------
Class Y                                            5.94%      2.42%         --
--------------------------------------------------------------------------------
Lehman U.S.
  Aggregate Bond(3)                                6.99%      4.87%      4.59%
--------------------------------------------------------------------------------
Lipper Multi-Sector
  Income Funds Average(4)                          2.84%      0.53%      2.28%
--------------------------------------------------------------------------------


(12      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

STRATEGIC INCOME


VALUE OF A $10,000 INVESTMENT(1)(2) AS OF SEPTEMBER 30, 2000

[PLOT POINTS CHART]

           FIRST AMERICAN   FIRST AMERICAN   FIRST AMERICAN                      LIPPER
             STRATEGIC        STRATEGIC        STRATEGIC       LEHMAN U.S.    MULTI-SECTOR
            INCOME FUND,     INCOME FUND,     INCOME FUND,      AGGREGATE     INCOME FUNDS
            CLASS A NAV      CLASS A POP        CLASS Y       BOND INDEX(3)    AVERAGE(4)
           -------------------------------------------------------------------------------
CLASS A

07/1998       10,000           9,575                           10,000           10,000
09/1998        9,411           9,011                           10,401            9,593
09/1999        9,950           9,528                           10,362            9,861
09/2000       10,504          10,057                           11,087           10,142

CLASS Y

07/1998                                         10,000         10,000           10,000
09/1998                                          9,415         10,401            9,593
09/1999                                          9,976         10,362            9,861
09/2000                                         10,569         11,087           10,142

(1) Past performance does not guarantee future results. The principal value of an investment and investment return will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. A significant portion of the fund's portfolio may consist of lower-rated debt obligations, which are commonly called high-yield securities or junk bonds. High-yield securities generally have more volatile prices and carry more risk to principal than investment grade securities. The fund may invest in foreign securities including emerging markets. International investing involves risks not typically associated with domestic investing, including risks of adverse currency fluctuations, potential political and economic instability, different accounting standards, foreign government regulations, currency exchange rates, limited liquidity and volatile prices. The risks of international investing are particularly significant in emerging markets. Performance reflects voluntary fee waivers in effect. In the absence of such fee waivers, total returns would be reduced. Indexes are for illustrative purposes only and are not available for investment.

    Total returns at net asset value ("NAV") reflect performance over the time period indicated without including the fund's maximum sales charge and assumes reinvestment of all distributions at net asset value.

    Total returns at public offering price ("POP") reflect performance over the time period indicated including maximum sales charges of 4.25% for Class A shares, 1% for Class C shares and the maximum CDSC for Class B and Class C shares for the relevant period. Total returns assume reinvestment of all distributions at net asset value.

(2) Performance for Class B and Class C shares is not presented. Performance for these classes is lower due to higher expenses.

(3) An unmanaged index composed of the Lehman Government/Corporate Bond Index, the Lehman Mortgage Backed Securities Index and the Lehman Asset Backed Securities Index. The Lehman Government/Corporate Bond Index is comprised of Treasury securities, other securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, including U.S. agency mortgage securities, and investment grade corporate debt securities. The Lehman Mortgage Backed Securities Index is comprised of the mortgage-backed pass-through securities of Ginnie Mae, Fannie Mae and Freddie Mac. The Lehman Asset Backed Index is comprised of debt securities backed by credit card, auto and home equity loans that are rated investment grade or higher.

(4) Similar funds as categorized by Lipper, Inc.

(5) The since inception performance of the index for each class is calculated from the month-end following the inception of the class. The First American Strategic Income Fund posted a return of 5.94% (Class A shares were up 5.56% on net asset value) for the fiscal year.


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      13)

                 (This page has been left blank intentionally.)

REPORT OF INDEPENDENT AUDITORS  SEPTEMBER 30, 2000


     To the Shareholders and Board of Directors
     First American Investment Funds, Inc.

     We have audited the accompanying statements of net assets of the Corporate Bond, Fixed Income, Intermediate Term Income, Limited Term Income and Strategic Income Funds (certain funds constituting First American Investment Funds, Inc.) (the "Funds") as of September 30, 2000, and the related statements of operations for the period then ended and the statements of changes in net assets and financial highlights for the periods ended subsequent to September 30, 1998. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods presented through September 30, 1998 were audited by other auditors whose report dated November 13, 1998 expressed an unqualified opinion on those financial highlights.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 2000, by correspondence with the custodian and brokers. As to certain securities relating to uncompleted transactions, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the 2000 and 1999 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the funds listed above of First American Investment Funds, Inc. at September 30, 2000, the results of their operations, changes in their net assets and their financial highlights, in conformity with accounting principles generally accepted in the United States.


                                             /s/ Ernst & Young LLP


     Minneapolis, Minnesota
     November 3, 2000


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      15)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

CORPORATE BOND FUND

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
CORPORATE BONDS -- 75.5%
ENERGY -- 4.5%
Dynegy
     6.750%, 12/15/05                                 $ 1,000           $   969
Ultramar Credit
     8.625%, 07/01/02                                   1,000             1,020
Valero Energy
     8.750%, 06/15/30                                   2,000             2,096
                                                                  --------------
                                                                          4,085
                                                                  --------------
FINANCE -- 23.7%
Abbey National Capital Trust,
     Callable 06/30/30 @ 100
     8.963%, 12/29/49                                   2,000             2,005
Amerco
     8.800%, 02/04/05                                   1,000               964
Bank of America
     7.125%, 09/15/06                                   1,500             1,498
Bank United
     8.875%, 05/01/07                                   2,000             2,034
Bear Stearns
     7.625%, 12/07/09                                   2,000             1,987
Erac USA Finance
     8.250%, 05/01/05 (A)                               2,000             2,044
Everest Reinsurance Holdings
     8.750%, 03/15/10                                   2,000             2,089
Gatx Capital
     8.250%, 09/01/03                                   2,000             2,008
Heller Financial
     8.000%, 06/15/05                                   2,000             2,054
MBNA America Bank
     6.875%, 07/15/04                                   2,000             1,958
Socgen Real Estate,
     Callable 09/30/07 @ 100
     7.640%, 12/29/49 (A)                               2,000             1,865
Sovereign Bancorp
     10.500%, 11/15/06                                  1,000             1,018
                                                                  --------------
                                                                         21,524
                                                                  --------------
HEALTH CARE -- 1.1%
HCA Healthcare
     8.750%, 09/01/10                                   1,000             1,021
                                                                  --------------
LEISURE & ENTERTAINMENT -- 2.1%
Royal Caribbean Cruises
     8.250%, 04/01/05                                   2,000             1,932
                                                                  --------------
MANUFACTURING -- 10.4%
AK Steel, Callable 12/15/01 @ 104.56
     9.125%, 12/15/06                                   1,000               993
D.R. Horton
     8.375%, 06/15/04                                   1,000               965
Equistar Chemicals
     8.500%, 02/15/04                                   1,000               993
Lear Series B
     8.110%, 05/15/09                                   1,000               935
Meritor Automotive
     6.800%, 02/15/09                                   1,000               874
Newport News Shipbuilding,
     Callable 12/01/01 @ 104.31
     8.625%, 12/01/06                                   1,000               990
Owens Illinois
     7.850%, 05/15/04                                   1,000               850
Precision Castparts
     8.750%, 03/15/05                                   2,000             2,031

CORPORATE BOND FUND (CONTINUED)

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
Thermo Electron,
     Callable 01/15/01 @ 100
     4.000%, 01/15/05                                 $ 1,000            $  879
                                                                  --------------
                                                                          9,510
                                                                  --------------
REAL ESTATE -- 3.1%
Eop Operating
     6.763%, 06/15/07                                   1,000               945
Starwood Financial
     7.300%, 05/15/01                                   1,000               975
Susa Partnership
     7.000%, 12/01/07                                   1,000               927
                                                                  --------------
                                                                          2,847
                                                                  --------------
SERVICES -- 12.7%
British Sky Broadcasting
     8.200%, 07/15/09                                   1,000               937
Earth Grains
     8.375%, 08/01/03                                   2,000             2,005
Federated Department Stores
     8.500%, 06/01/10                                   2,000             2,000
Kmart
     8.375%, 12/01/04                                   1,000               890
Kroger
     7.000%, 05/01/18                                   2,000             1,752
Park Place Entertainment
     7.875%, 12/15/05                                   1,000               960
Time Warner Entertainment
     8.375%, 03/15/23                                   2,000             2,065
Tricon Global Restaurant
     7.650%, 05/15/08                                   1,000               930
                                                                  --------------
                                                                         11,539
                                                                  --------------
TELECOMMUNICATIONS & CELLULAR -- 5.4%
Global Crossing Holding
     9.125%, 11/15/06                                   1,000               990
Level 3 Communications
     11.000%, 03/15/08                                  1,000               955
Qwest Capital Funding
     7.900%, 08/15/10 (A)                               2,000             2,033
Williams Communications Group,
     Callable 10/01/04 @ 105.438
     10.875%, 10/01/09                                  1,000               915
                                                                  --------------
                                                                          4,893
                                                                  --------------
TRANSPORTATION -- 7.1%
Burlington Northern Santa Fe
     6.125%, 03/15/09                                   2,000             1,815
Continental Airlines
     7.918%, 05/01/10                                   2,000             2,032
CSX Series C
     6.800%, 12/01/28                                   2,000             1,670
Stagecoach Holdings
     8.625%, 11/15/09                                   1,000               916
                                                                  --------------
                                                                          6,433
                                                                  --------------
UTILITIES -- 5.4%
AES
     9.375%, 09/15/10                                   1,000             1,015
CMS Energy
     7.625%, 11/15/04                                   1,000               965
Limestone Electron Trust
     8.625%, 03/15/03 (A)                               1,000             1,020

The accompanying notes are an integral part of the financial statements.


(16      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
NRG Northeast Generating
     8.842%, 06/15/15 (A)                               1,000           $ 1,032
Western Resources
     6.250%, 08/15/03                                 $ 1,000               888
                                                                  --------------
                                                                          4,920
                                                                  --------------

TOTAL CORPORATE BONDS
     (Cost $68,549)                                                      68,704
                                                                  --------------

ASSET-BACKED SECURITIES -- 6.5%
COMMERCIAL -- 1.0%
GMAC Commercial Mortgage Securities
     Series 1999-C1 Class-A2
     6.175%, 05/15/33                                   1,000               938
                                                                  --------------
MANUFACTURING -- 1.1%
Green Tree Financial Series 1996-8 Class-A7
     8.050%, 10/15/27                                   1,000             1,003
                                                                  --------------
TRANSPORTATION -- 2.2%
United Airlines Series 2000-1 Class-B
     8.030%, 07/01/11                                   2,000             2,009
                                                                  --------------
OTHER -- 2.2%
Aircraft Finance Trust Series 1999-1A Class-C
     8.000%, 05/15/24 (A)                               1,000               964
Juniper Series 2000-1 Class-A3
     8.220%, 04/15/12                                   1,000             1,025
                                                                  --------------
                                                                          1,989
                                                                  --------------

TOTAL ASSET-BACKED SECURITIES
     (Cost $5,829)                                                        5,939
                                                                  --------------

U.S. AGENCY MORTGAGE-BACKED SECURITIES -- 8.0%
FNMA Series 1999-32 Class-A
     6.000%, 04/25/26                                   3,141             2,971
FHLMC Gold Pool #C39938
     8.000%, 09/01/27                                   2,325             2,366
FNMA Pool #515959
     7.500%, 11/01/29                                   1,943             1,939
                                                                  --------------

TOTAL U.S. AGENCY MORTGAGE-BACKED SECURITIES
     (Cost $7,257)                                                        7,276
                                                                  --------------

U.S. GOVERNMENT & AGENCY SECURITIES -- 4.9%
FNMA
     6.625%, 09/15/09                                   2,500             2,470
U.S. Treasury Bonds
     6.250%, 08/15/23                                   2,000             2,039
                                                                  --------------

TOTAL U.S. GOVERNMENT & AGENCY SECURITIES
     (Cost $4,506)                                                        4,509
                                                                  --------------

COMMERCIAL MORTGAGE-BACKED SECURITIES -- 1.1%
Morgan Stanley Capital Investments
     Series 1999-RM1 Class-A2
     6.710%, 12/15/31                                   1,000               974
                                                                  --------------

TOTAL COMMERCIAL MORTGAGE-BACKED SECURITIES
     (Cost $959)                                                            974
                                                                  --------------

PRIVATE MORTGAGE-BACKED SECURITIES -- 1.4%
Countrywide Funding Series 1993-8 Class-A6
     7.000%, 12/25/23                                   1,274             1,246
                                                                  --------------

TOTAL PRIVATE MORTGAGE-BACKED SECURITIES
     (Cost $1,226)                                                        1,246
                                                                  --------------

CORPORATE BOND FUND (CONCLUDED)

DESCRIPTION                                            SHARES        VALUE (000)
--------------------------------------------------------------------------------
RELATED PARTY MONEY MARKET FUND -- 1.2%
First American Prime Obligations Fund (B)           1,071,486           $ 1,071
                                                                  --------------

TOTAL RELATED PARTY MONEY MARKET FUND
     (Cost $1,071)                                                        1,071
                                                                  --------------

TOTAL INVESTMENTS -- 98.6%
     (Cost $89,397)                                                      89,719
                                                                  --------------
OTHER ASSETS AND LIABILITIES, NET -- 1.4% (C)                             1,288
                                                                  --------------

NET ASSETS:
Portfolio Capital--Class A ($.0001 par value--
     2 billion authorized) based on
     76,851 outstanding shares                                              767
Portfolio Capital--Class B ($0.0001 par value--
     2 billion authorized) based on
     10,320 outstanding shares                                              102
Portfolio Capital--Class C ($0.0001 par value--
     2 billion authorized) based on
     14,327 outstanding shares                                              141
Portfolio Capital--Class Y ($0.0001 par value--
     2 billion authorized) based on
     8,976,197 outstanding shares                                        89,310
Undistributed net investment income                                          83
Accumulated net realized gain on investments                                282
Net unrealized appreciation of investments                                  322
                                                                  --------------
TOTAL NET ASSETS -- 100.0%                                              $91,007
                                                                  --------------
Net asset value and redemption price per share -- Class A               $ 10.03
Maximum sales charge of 4.25% (D)                                          0.45
                                                                  --------------
Offering price per share -- Class A                                     $ 10.48
                                                                  --------------
Net asset value and offering price per share -- Class B (E)             $ 10.02
                                                                  --------------
Net asset value per share -- Class C (F)                                $ 10.01
Maximum sales charge of 1.00% (G)                                          0.10
                                                                  --------------
Offering price per share -- Class C                                     $ 10.11
                                                                  --------------
Net asset value, offering price, and redemption
     price per share -- Class Y                                         $ 10.03
                                                                  --------------

(A) Security sold within the terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "qualified institutional investors." These securities have been determined to be liquid under guidelines established by the Board of Directors.

(B) This money market fund is advised by U.S. Bank National Association who also serves as Advisor for this Fund. See also the notes to the financial statements.

(C) Other assets and liabilities representing greater than five percent of the total net assets include the following amounts (000):

       Collateral for securities loaned, at value     $19,710
       Payable upon return of securities loaned      ($19,710)

(D) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 4.25%.

(E) Class B has a contingent deferred sales charge. For a description of a possible redemption charge, see the notes to the financial statements.

(F) Class C has a contingent deferred sales charge. For a description of a possible redemption charge, see the notes to the financial statements.

(G) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 1.00%

FHLMC--Federal Home Loan Mortgage Corporation
FNMA--Federal National Mortgage Association


                               FIRST AMERICAN FUNDS ANNUAL REPORT 2000       17)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

FIXED INCOME FUND

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
CORPORATE BONDS -- 38.0%
CONSUMER GOODS -- 0.2%
Coca-Cola Enterprises
     6.700%, 10/15/36                                 $ 3,500           $ 3,465
                                                                  --------------
ENERGY -- 3.3%
Conoco
     6.950%, 04/15/29                                   5,000             4,612
Consolidated Natural Gas
     7.250%, 10/01/04                                  20,000            19,975
Dynegy
     6.875%, 07/15/02                                  20,000            19,793
Enron
     7.125%, 05/15/07                                   2,750             2,698
                                                                  --------------
                                                                         47,078
                                                                  --------------
FINANCE -- 18.6%
ABN AMRO
     7.550%, 06/28/06                                  20,000            20,405
Associates
     5.800%, 04/20/04                                  25,000            24,125
Bank of America
     7.125%, 09/15/06                                  27,000            26,959
Bear Stearns
     7.800%, 08/15/07                                  25,250            25,566
Cigna
     7.400%, 01/15/03                                  10,726            10,658
GE Global Insurance
     7.750%, 06/15/30                                  10,000            10,050
General Electric Capital Series A
     6.650%, 09/03/02                                  15,000            14,981
Goldman Sachs
     6.650%, 05/15/09                                  15,000            14,194
Household Finance
     7.200%, 07/15/06                                  25,000            24,844
MBNA America Bank
     6.875%, 07/15/04                                  15,000            14,681
Money Store
     7.300%, 12/01/02                                  41,795            41,842
Newcourt Credit Series B
     6.875%, 02/16/05                                  20,000            19,750
Wells Fargo Series J
     6.550%, 12/01/06                                  17,000            16,452
                                                                  --------------
                                                                        264,507
                                                                  --------------
MANUFACTURING -- 10.0%
Boeing
     7.250%, 06/15/25                                  20,000            19,785
Ford Motor Credit
     7.750%, 03/15/05                                  20,000            20,325
     5.800%, 01/12/09                                  25,000            22,069
General Motors Acceptance
     6.150%, 04/05/07                                  20,000            18,534

FIXED INCOME FUND (CONTINUED)

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
Honeywell International
     7.000%, 03/15/07                                $ 15,000          $ 14,962
IBM
     7.250%, 11/01/02                                  10,000            10,112
PPG Industries
     7.400%, 08/15/19                                  18,000            17,574
Xerox Cap Europe
     5.750%, 05/15/02                                  20,000            19,267
                                                                  --------------
                                                                        142,628
                                                                  --------------
SERVICES -- 1.5%
Hertz
     6.250%, 03/15/09                                  23,000            20,871
                                                                  --------------
TRANSPORTATION -- 0.8%
Continental Airlines Series 99-2
     7.056%, 09/15/09                                  11,500            11,145
                                                                  --------------
TELECOMMUNICATIONS & CELLULAR -- 2.9%
Alltel
     6.750%, 09/15/05                                  10,000             9,757
Deutsche Telekom
     8.250%, 06/15/30                                  10,000            10,353
Vodafone Group
     7.875%, 02/15/30 (A)                              10,000            10,126
Worldcom
     7.875%, 05/15/03                                  10,000            10,234
                                                                  --------------
                                                                         40,470
                                                                  --------------
OTHER -- 0.7%
Quebec Province Yankee
     7.000%, 01/30/07                                  10,000             9,976
                                                                  --------------

TOTAL CORPORATE BONDS
     (Cost $548,888)                                                    540,140
                                                                  --------------

U.S. AGENCY MORTGAGE-BACKED SECURITIES -- 24.9%
FIXED RATE -- 21.5%
FHLMC Gold Pool #A00894
     9.500%, 06/01/21                                   1,570             1,631
FHLMC Gold Pool #A01608
     10.000%, 12/01/19                                  1,502             1,574
FHLMC Gold Pool #C00742
     6.500%, 04/01/29                                  15,500            14,899
FHLMC Gold Pool #D70890
     6.500%, 04/01/26                                   4,989             4,821
FHLMC Gold Pool #D71415
     6.500%, 05/01/26                                   3,177             3,070
FHLMC Gold Pool #E20194
     7.000%, 09/01/10                                   4,753             4,742
FHLMC Gold Pool #G01091
     7.000%, 12/01/29                                   9,731             9,537
FHLMC Gold Pool #L90187
     6.000%, 10/01/00                                       9                 8

The accompanying notes are an integral part of the financial statements.


(18      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
FHLMC Series 163 Class-F
     6.000%, 07/15/21                                 $ 3,037           $ 2,966
FHLMC Series 1638 Class-E
     6.250%, 04/15/23                                   5,000             4,901
FHLMC Series 1643 Class-PK
     6.500%, 12/15/23                                   5,439             5,093
FHLMC Series 1648 Class-LA
     6.000%, 05/15/23                                   4,695             4,030
FHLMC Series 1699 Class-TD
     6.000%, 03/15/24                                  10,000             8,998
FHLMC Series 1723 Class-PJ
     7.000%, 02/15/24                                   7,133             6,875
FHLMC Series 2115 Class-BJ
     6.000%, 03/15/28                                   5,020             4,505
FHLMC Series 51 Class-VA
     7.000%, 04/17/06                                   9,502             9,500
FNMA TBA
     8.000%, 01/01/23 (B)                              24,000            24,307
FNMA Pool #535206
     7.000%, 02/01/15                                   9,505             9,451
FNMA Pool #124654
     7.000%, 12/01/07                                   2,580             2,570
FNMA Pool #125224
     6.500%, 08/01/23                                   5,028             4,876
FNMA Pool #250055
     7.000%, 05/01/09                                   1,132             1,130
FNMA Pool #250113
     9.000%, 07/01/24                                     254               262
FNMA Pool #250359
     7.000%, 10/01/25                                   3,074             3,027
FNMA Pool #250551
     7.000%, 05/01/26                                   8,042             7,917
FNMA Pool #252570
     6.500%, 07/01/29                                  16,424            15,772
FNMA Pool #323715
     6.000%, 05/01/29                                  18,941            17,704
FNMA Pool #340798
     7.000%, 04/01/26                                   8,468             8,336
FNMA Pool #353997
     6.500%, 07/01/26                                   3,318             3,203
FNMA Pool #440780
     5.500%, 02/01/14                                  26,403            24,922
FNMA Pool #456276
     6.000%, 12/01/28                                  13,521            12,667
FNMA Pool #493235
     6.000%, 04/01/29                                  19,090            17,850
FNMA Pool #496026
     6.000%, 01/01/29                                  15,491            14,484
FNMA Series 1992-169 Class-J
     6.500%, 03/25/21                                   5,171             5,109
FNMA Series 1996-23 Class-G
     6.500%, 07/25/26                                   4,250             3,833
FNMA Series 1996-53 Class-PG
     6.500%, 12/18/11                                   3,000             2,904
FNMA Series 1997-1 Class-B
     6.500%, 02/18/04                                   4,997             4,958
FNMA Series 1998-M1 Class-A2
     6.250%, 01/25/08                                   7,500             7,120
FNMA Series 1999-1 Class-PG
     6.500%, 04/25/28                                  15,343            14,251

FIXED INCOME FUND (CONTINUED)

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
GNMA Pool #8259
     6.750%, 08/20/23                                 $    21          $     21
GNMA Pool #488997
     7.000%, 04/15/29                                   3,632             3,576
GNMA Pool #506455
     7.000%, 04/15/29                                   4,330             4,264
GNMA Pool #506639
     7.000%, 04/15/29                                   4,735             4,662
                                                                  --------------
                                                                        306,326
                                                                  --------------
Z-BONDS (C) -- 3.4%
FHLMC Series 1665 Class-KZ
     6.500%, 01/15/24                                   8,912             8,271
FHLMC Series 1677 Class-Z
     7.635%, 07/15/23                                   4,908             4,640
FHLMC Series 1822 Class-Z
     6.900%, 03/15/26                                   8,177             7,434
FHLMC Series 2177 Class-CZ
     6.000%, 08/15/29                                   8,253             6,381
FNMA Series 1993-160 Class-ZA
     6.818%, 09/25/23                                   1,110             1,023
     6.885%, 09/25/23                                      20                19
FNMA Series 1996-35 Class-Z
     7.777%, 07/25/26                                   8,025             7,463
Vendee Mortgage Trust Series 1996-1 Class-Z
     6.814%, 02/15/26                                  14,295            12,523
                                                                  --------------
                                                                         47,754
                                                                  --------------

TOTAL U.S. AGENCY MORTGAGE-BACKED SECURITIES
     (Cost $355,911)                                                    354,080
                                                                  --------------

U.S. GOVERNMENT & AGENCY SECURITIES -- 27.2%
U.S. AGENCY DEBENTURES -- 10.3%
FHLB
     6.090%, 06/02/06                                  20,000            19,505
     6.375%, 08/15/06                                  11,500            11,314
FHLMC
     5.000%, 02/15/01                                  50,000            49,688
     6.250%, 10/15/02                                  35,000            34,839
     5.950%, 01/19/06                                  30,000            29,139
     5.750%, 04/15/08                                   2,000             1,881
                                                                  --------------
                                                                        146,366
                                                                  --------------
U.S. TREASURIES -- 16.9%
U.S. Treasury Bonds
     7.125%, 02/15/23                                  50,000            56,189
     6.875%, 08/15/25                                  40,000            44,038
U.S. Treasury Bonds (TIPS)
     3.875%, 04/15/29                                  42,046            41,769
U.S. Treasury Notes
     6.500%, 10/15/06                                  65,000            66,788
U.S. Treasury Notes (TIPS)
     4.250%, 01/15/10                                  30,812            31,476
                                                                  --------------
                                                                        240,260
                                                                  --------------

TOTAL U.S. GOVERNMENT & AGENCY SECURITIES
     (Cost $388,454)                                                    386,626
                                                                  --------------


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      19)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES -- 2.8%
AUTOMOBILES -- 0.4%
Daimler Chrysler Auto Trust Series 2000-C Class-A3
     6.820%, 09/06/04                                 $ 7,000           $ 7,018
                                                                  --------------
CREDIT CARDS -- 1.4%
Sears Credit Account Master Trust
     Series 1992-2 Class-A
     6.350%, 02/16/07                                  20,000            19,857
                                                                  --------------
MANUFACTURED HOMES -- 1.0%
Green Tree Financial Series 1993-4 Class-A4
     6.600%, 01/15/19                                  13,945            13,842
                                                                  --------------

TOTAL ASSET-BACKED SECURITIES
     (Cost $40,831)                                                      40,717
                                                                  --------------

PRIVATE MORTGAGE-BACKED SECURITIES -- 6.8%
ADJUSTABLE RATE (D) -- 2.2%
Prudential Home Mortgage Securities
     Series 1994-28 Class-M
     6.745%, 09/25/01                                   5,520             5,465
J.P. Morgan Commercial Mortgage Finance
     Series 1995-C1 Class-B
     7.655%, 07/25/10                                  10,329            10,379
Merrill Lynch Mortgage Investors
     Series 1995-C3 Class-A3
     7.070%, 12/26/25                                  15,335            15,345
                                                                  --------------
                                                                         31,189
                                                                  --------------

FIXED RATE -- 4.6%
Asset Securitization Series 1996-MD6 Class-A1B
     6.875%, 11/13/26                                  18,600            18,568
Bank America National Trust & Savings
     8.375%, 05/01/07                                      54                54
Countrywide Mortgage-Backed Securities
     Series 1994-G Class-A3
     6.500%, 04/25/24                                   2,120             2,106
First Nationwide Mortgage Corporation
     6.000%, 09/01/28                                  13,459            12,609
General Electric Capital Mortgage
     Series 1994-17 Class-A6
     7.000%, 05/25/24                                   7,000             6,900
General Electric Capital Mortgage
     Series 1994-17 Class-A7
     7.000%, 05/25/24                                   5,179             4,952
Merrill Lynch Mortgage Investors
     Series 1993-C Class-A4
     7.625%, 03/15/18                                   6,000             6,005

FIXED INCOME FUND (CONTINUED)

DESCRIPTION                                    PAR (000)/SHARES      VALUE (000)
--------------------------------------------------------------------------------
Morgan Stanley Capital Investments
     Series 1999-FNV1 Class-A1
     6.120%, 03/15/31                                $ 11,080          $ 10,745
Nomura Asset Securities
     Series 1996-MD5 Class-A1B
     7.120%, 04/13/36                                   3,400             3,402
                                                                  --------------
                                                                         65,341
                                                                  --------------

TOTAL PRIVATE MORTGAGE-BACKED SECURITIES
     (Cost $95,948)                                                      96,530
                                                                  --------------

RELATED PARTY MONEY MARKET FUND -- 0.8%
First American Prime Obligations Fund (E)          12,153,434            12,153
                                                                  --------------

TOTAL RELATED PARTY MONEY MARKET FUND
     (Cost $12,153)                                                      12,153
                                                                  --------------

TOTAL INVESTMENTS -- 100.5%
     (Cost $1,442,185)                                                1,430,246
                                                                  --------------
OTHER ASSETS AND LIABILITIES, NET -- (0.5%) (F)                          (7,699)
                                                                  --------------

NET ASSETS:
Portfolio Capital--Class A ($0.0001 par value--
     2 billion authorized) based on
     10,335,445 outstanding shares                                      201,197
Portfolio Capital--Class B ($0.0001 par value--
     2 billion authorized) based on
     1,086,415 outstanding shares                                        12,055
Portfolio Capital--Class C ($0.0001 par value--
     2 billion authorized) based on
     53,077 outstanding shares                                              586
Portfolio Capital--Class Y ($0.0001 par value--
     2 billion authorized) based on
     121,639,240 outstanding shares                                   1,320,899
Undistributed net investment income                                       1,012
Accumulated net realized loss on investments                           (101,263)
Net unrealized depreciation of investments                              (11,939)
                                                                  --------------
TOTAL NET ASSETS -- 100.0%                                           $1,422,547
                                                                  --------------
Net asset value and redemption price per share -- Class A            $    10.69
Maximum sales charge of 4.25% (G)                                          0.47
                                                                  --------------
Offering price per share -- Class A                                  $    11.16
                                                                  --------------
Net asset value and offering price per share -- Class B (H)          $    10.63
                                                                  --------------
Net asset value per share -- Class C (I)                             $    10.66
Maximum sales charge of 1.00% (J)                                          0.11
                                                                  --------------
Offering price per share -- Class C                                  $    10.77
                                                                  --------------
Net asset value, offering price, and redemption
     price per share -- Class Y                                      $    10.69
                                                                  --------------

The accompanying notes are an integral part of the financial statements.


(20      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

FIXED INCOME FUND (CONCLUDED)

--------------------------------------------------------------------------------
(A) Security sold within terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "qualified institutional investors." These securities have been determined to be liquid under guidelines established by the Board of Directors.

(B) On September 30, 2000, the total cost of investments purchased on a when-issued basis was $24,232,500.

(C) Z-Bonds -- Represents securities that pay no interest or principal during their accrual periods, but accrue additional principal at specified rates. Interest rate disclosed represents current yield based upon the cost basis and estimated future cash flows.

(D) Variable Rate Security -- the rate reported on the Statement of Net Assets is the rate in effect as of September 30, 2000.

(E) This money market fund is advised by U.S. Bank National Association who also serves as Advisor for this Fund. See also the notes to the financial statements.

(F) Other assets and liabilities representing greater than five percent of total net assets include the following (000):

       Collateral for securities loaned, at value    $724,409
       Payable upon return of securities loaned      (724,409)

(G) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 4.25%.

(H) Class B has a contingent deferred sales charge. For a description of a possible redemption charge, see the notes to the financial statements.

(I) Class C has a contingent deferred sales charge. For a description of a possible redemption charge, see the notes to the financial statements.

(J) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 1.00%.

FHLB--Federal Home Loan Bank
FHLMC--Federal Home Loan Mortgage Corporation
FNMA--Federal National Mortgage Association
GNMA--Government National Mortgage Association
TBA--To Be Announced
TIPS--Treasury Inflation Protection Security

INTERMEDIATE TERM INCOME FUND

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
CORPORATE BONDS -- 40.5%
CONSUMER GOODS -- 1.6%
Coca-Cola Enterprises
     6.700%, 10/15/36                                 $ 2,000           $ 1,980
Dayton Hudson
     5.875%, 11/01/08                                   5,000             4,544
                                                                  --------------
                                                                          6,524
                                                                  --------------
ENERGY -- 2.7%
Conoco
     5.900%, 04/15/04                                   6,500             6,300
Dynegy
     6.875%, 07/15/02                                   5,000             4,948
                                                                  --------------
                                                                         11,248
                                                                  --------------
FINANCE -- 17.7%
ABN AMRO
     7.550%, 06/28/06                                   5,000             5,101
Associates
     5.800%, 04/20/04                                   5,000             4,825
Bank of America
     7.125%, 09/15/06                                  10,000             9,985
Bear Stearns
     6.875%, 10/01/05                                   5,000             4,898
Cigna
     7.400%, 01/15/03                                   3,075             3,056
First Chicago
     7.625%, 01/15/03                                   5,000             5,047
Heller Financial
     7.875%, 05/15/03                                   7,000             7,105
Household Finance
     7.000%, 08/01/03                                  10,000             9,940
Lehman Brothers Holdings, Optional
     Put @ 100 on 08/01/03
     7.500%, 08/01/26                                   5,000             5,005
Newcourt Credit Series B
     6.875%, 02/16/05                                  10,000             9,875
Safeco
     7.875%, 04/01/05                                   1,000             1,005
Salomon Smith Barney Holdings
     7.000%, 03/15/04                                   2,000             1,989
Sprint Capital
     5.700%, 11/15/03                                   5,000             4,812
                                                                  --------------
                                                                         72,643
                                                                  --------------
MANUFACTURING -- 9.7%
Ford Motor Credit
     7.500%, 06/15/03                                   5,000             5,035
General Motors Acceptance
     6.150%, 04/05/07                                  10,000             9,267
Honeywell International
     7.000%, 03/15/07                                   6,250             6,234
McDonnell Douglas
     6.875%, 11/01/06                                  10,000             9,875
Xerox Cap Europe
     5.750%, 05/15/02                                  10,000             9,633
                                                                  --------------
                                                                         40,044
                                                                  --------------


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      21)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
SERVICES -- 7.3%
Electronic Data Systems
     7.125%, 10/15/09                                $ 10,000           $ 9,875
Hertz
     6.300%, 11/15/06                                  10,000             9,836
Vodafone Airtouch
     7.625%, 02/15/05 (A)                              10,000            10,193
                                                                  --------------
                                                                         29,904
                                                                  --------------
TRANSPORTATION -- 0.8%
Continental Airlines Series 99-2
     7.056%, 09/15/09                                   3,500             3,392
                                                                  --------------
OTHER -- 0.7%
Hydro-Quebec
     9.400%, 02/01/21                                   2,369             2,843
                                                                  --------------

TOTAL CORPORATE BONDS
     (Cost $167,806)                                                    166,598
                                                                  --------------

U.S. GOVERNMENT & AGENCY SECURITIES -- 31.7%
U.S. AGENCY DEBENTURES -- 19.8%
FFCB
     6.100%, 11/04/04                                   6,350             6,234
FHLB
     5.620%, 01/12/01                                   5,000             4,986
     5.875%, 08/15/01                                   5,000             4,975
     5.995%, 11/21/01                                   5,000             4,966
     5.785%, 03/17/03                                   7,950             7,812
     5.125%, 09/15/03                                   5,000             4,814
     6.250%, 08/13/04                                   7,500             7,425
     6.060%, 05/24/06                                   5,000             4,837
     6.090%, 06/02/06                                   5,000             4,876
     6.375%, 08/15/06                                   6,000             5,903
     5.540%, 01/08/09                                   4,500             4,135
FHLMC
     5.950%, 01/19/06                                   6,000             5,828
TVA
     6.000%, 11/01/00                                   5,000             4,997
     6.000%, 09/24/02                                   5,000             4,948
     6.375%, 06/15/05                                   5,000             4,938
                                                                  --------------
                                                                         81,674
                                                                  --------------
U.S. TREASURIES -- 11.9%
U.S. Treasury Notes
     7.875%, 08/15/01                                   5,000             5,065
     11.625%, 11/15/02                                  5,000             5,552
     5.250%, 08/15/03                                   3,145             3,086
     7.250%, 05/15/04                                   5,000             5,211
     7.000%, 07/15/06                                   8,000             8,413
     6.125%, 08/15/07                                   5,000             5,053
     5.625%, 05/15/08                                   3,000             2,945
U.S. Treasury Notes (TIPS)
     4.250%, 01/15/10                                  13,352            13,640
                                                                  --------------
                                                                         48,965
                                                                  --------------

TOTAL U.S. GOVERNMENT & AGENCY SECURITIES
     (Cost $131,145)                                                    130,639
                                                                  --------------

INTERMEDIATE TERM INCOME FUND (CONTINUED)

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
ASSET-BACKED SECURITIES -- 5.2%
HOME EQUITY -- 5.2%
American Southwest Financial Securities
     Series 1995-C1 Class-A1B
     7.400%, 11/17/04                                 $ 7,805           $ 7,862
Equicredit Home Equity Loan Trust
     Series 1994-2 Class-A2
     7.350%, 06/15/14                                     284               284
Green Tree Financial Series 1996-9 Class-A5
     7.200%, 01/15/28                                   5,000             5,017
New Century Home Equity Loan Trust
     Series1997-NC6 Class-A3
     6.590%, 12/25/19                                   8,405             8,361
                                                                  --------------

TOTAL ASSET-BACKED SECURITIES
     (Cost $21,611)                                                      21,524
                                                                  --------------

U.S. AGENCY MORTGAGE-BACKED SECURITIES -- 12.3%
FIXED RATE -- 12.3%
FHLMC Gold Pool #E20194
     7.000%, 09/01/10                                   1,007             1,005
FHLMC Series 1606 Class-H
     6.000%, 11/15/08                                   5,085             4,945
FHLMC Series 1659 Class-TN
     5.500%, 01/15/01                                     144               143
FHLMC Series 1902 Class-C
     7.000%, 05/15/03                                   1,539             1,539
FHLMC Series 2166 Class-AC
     6.500%, 03/15/26                                   8,033             7,852
FNMA Pool #050145
     10.000%, 11/01/18                                    758               795
FNMA Pool #050776
     6.000%, 08/01/08                                     901               870
FNMA Pool #250387
     7.000%, 11/01/10                                   1,005             1,002
FNMA Pool #252632
     6.000%, 07/01/06                                   7,172             6,974
FNMA Pool #303753
     9.000%, 12/01/20                                     826               846
FNMA Pool #323715
     6.000%, 05/01/29                                   4,735             4,426
FNMA Pool #341727
     9.500%, 06/01/21                                     703               734
FNMA Pool #440780
     5.500%, 02/01/14                                   7,712             7,279
FNMA Pool #G40394
     5.500%, 09/01/06                                   7,759             7,413
FNMA Series 1993-55 Class-J
     6.500%, 11/25/07                                   1,000               989
FNMA Series 1996-57 Class-E
     7.000%, 06/25/03                                   1,378             1,375
GNMA Pool #2007
     9.000%, 05/20/25                                     392               404


The accompanying notes are an integral part of the financial statements.


(22      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

DESCRIPTION                                   PAR (000)/SHARES       VALUE (000)
--------------------------------------------------------------------------------
GNMA Pool #2038
     8.500%, 07/20/25                                   $ 694       $       710
GNMA Pool #312046
     9.000%, 08/15/21                                   1,189             1,240
                                                                  --------------

TOTAL U.S. AGENCY MORTGAGE-BACKED SECURITIES
     (Cost $50,417)                                                      50,541
                                                                  --------------

PRIVATE MORTGAGE-BACKED SECURITIES -- 5.1%
ADJUSTABLE RATE -- 2.0%
Merrill Lynch Mortgage Investors
     Series 1995-C3 Class-A3
     7.070%, 12/26/25 (B)                               6,000             6,004
Prudential Home Mortgage Securities
     Series 1994-28 Class-M
     6.745%, 09/25/01 (B)                               2,102             2,081
                                                                  --------------
                                                                          8,085
                                                                  --------------
FIXED RATE -- 3.1%
Asset Securitization Series 1996-MD6 Class-A1B
     6.880%, 11/13/26                                   7,500             7,487
Morgan Stanley Capital Investments
     Series 1999-FNV1 Class-A1
     6.120%, 03/15/31                                   5,427             5,263
                                                                  --------------
                                                                         12,750
                                                                  --------------

TOTAL PRIVATE MORTGAGE-BACKED SECURITIES
     (Cost $20,952)                                                      20,835
                                                                  --------------

RELATED PARTY MONEY MARKET FUND -- 2.5%
First American Prime Obligations Fund (C)          10,277,176            10,277
                                                                  --------------

TOTAL RELATED PARTY MONEY MARKET FUND
     (Cost $10,277)                                                      10,277
                                                                  --------------

TOTAL INVESTMENTS -- 97.3%
     (Cost $402,208)                                                    400,414
                                                                  --------------
OTHER ASSETS AND LIABILITIES, NET -- 2.7% (D)                            10,950
                                                                  --------------

INTERMEDIATE TERM INCOME FUND (CONCLUDED)

DESCRIPTION                                                          VALUE (000)
--------------------------------------------------------------------------------
NET ASSETS:
Portfolio Capital--Class A ($0.0001 par value--
     2 billion authorized) based on
     3,027,459 outstanding shares                                      $ 44,384
Portfolio Capital--Class Y ($0.0001 par value--
     2 billion authorized) based on
     39,070,794 outstanding shares                                      387,288
Undistributed net investment income                                         513
Accumulated net realized loss on investments                            (19,027)
Net unrealized depreciation of investments                               (1,794)
                                                                  --------------
TOTAL NET ASSETS -- 100.0%                                            $ 411,364
                                                                  --------------
Net asset value and redemption price per share -- Class A             $    9.79
Maximum sales charge of 2.50% (E)                                          0.25
                                                                  --------------
Offering price per share -- Class A                                   $   10.04
                                                                  --------------
Net asset value, offering price, and redemption
     price per share -- Class Y                                       $    9.77
                                                                  --------------

(A) Security sold within terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "qualified institutional investors." These securities have been determined to be liquid under guidelines established by the Board of Directors.

(B) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect as of September 30, 2000.

(C) This money market fund is advised by U.S. Bank National Association who also serves as Advisor for this Fund. See also the notes to the financial statements.

(D) Other assets and liabilities representing greater than five percent of the total net assets include the following amounts (000):

       Collateral for securities loaned, at value    $182,177
       Payable upon return of securities loaned      (182,177)

(E) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 2.50%.

FFCB--Federal Farm Credit Bank
FHLB--Federal Home Loan Bank
FHLMC--Federal Home Loan Mortgage Corporation
FNMA--Federal National Mortgage Association
GNMA--Government National Mortgage Association
TIPS--Treasury Inflation Protection Security
TVA--Tennessee Valley Authority


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      23)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

LIMITED TERM INCOME FUND

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
CORPORATE BONDS -- 33.9%
FINANCE -- 26.7%
American General Finance
     5.750%, 11/01/03                                 $ 2,887           $ 2,794
AT&T Capital Series F
     6.750%, 02/04/02                                   4,000             3,972
Bear Stearns
     6.150%, 03/02/04                                   3,000             2,906
Countrywide Funding
     6.875%, 09/15/05                                   1,500             1,458
First Chicago
     6.875%, 06/15/03                                   3,000             2,977
Goldman Sachs
     6.625%, 12/01/04                                   1,500             1,473
Heller Financial
     7.875%, 05/15/03                                   4,000             4,060
Household Finance
     6.000%, 05/01/04                                   5,000             4,812
Lehman Brothers Holdings Series E
     6.625%, 12/27/02                                   4,000             3,970
MBNA America Bank
     6.875%, 07/15/04                                   4,000             3,915
Merrill Lynch Series B
     5.710%, 01/15/02                                     700               689
Morgan Stanley Dean Witter Series C
     7.125%, 08/15/03                                   2,000             2,017
Nationsbank Series B
     6.200%, 08/15/03                                   2,775             2,724
Society
     8.125%, 06/15/02                                   4,750             4,821
Westpac Banking
     7.875%, 10/15/02                                   3,500             3,566
                                                                  --------------
                                                                         46,154
                                                                  --------------
MANUFACTURING -- 3.8%
Ford Motor Credit
     7.500%, 06/15/03                                   3,000             3,021
General Motors Acceptance
     6.625%, 01/10/02                                   3,500             3,478
                                                                  --------------
                                                                          6,499
                                                                  --------------
TELECOMMUNICATIONS & CELLULAR -- 3.4%
AT&T
     6.500%, 09/15/02                                   3,000             2,990
Worldcom
     6.125%, 08/15/01                                   3,000             2,981
                                                                  --------------
                                                                          5,971
                                                                  --------------

TOTAL CORPORATE BONDS
     (Cost $58,176)                                                      58,624
                                                                  --------------

LIMITED TERM INCOME FUND (CONTINUED)

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
U.S. AGENCY MORTGAGE-BACKED SECURITIES -- 11.6%
ADJUSTABLE RATE -- 9.6%
FNMA Pool #415285
     5.751%, 02/01/28 (A)                             $ 4,385           $ 4,387
GNMA Pool #8006
     6.750%, 07/20/22 (A)                               2,846             2,874
GNMA Pool #8699
     6.750%, 09/20/25 (A)                               2,265             2,286
GNMA Pool #8824
     6.750%, 08/20/21 (A)                               2,613             2,638
GNMA Pool #8847
     6.375%, 04/20/26 (A)                               2,102             2,107
GNMA Pool #80106
     6.750%, 08/20/27 (A)                               1,164             1,172
GNMA Pool #80154
     7.375%, 01/20/28 (A)                               1,162             1,168
                                                                  --------------
                                                                         16,632
                                                                  --------------
FIXED RATE -- 2.0%
FHLMC Series 1655 Class-E
     6.000%, 01/15/07                                   1,249             1,241
GNMA Pool #158777
     9.000%, 05/15/16                                     415               431
GNMA Pool #780081
     10.000%, 02/15/25                                    739               779
GNMA Pool #780398
     9.000%, 04/15/21                                     983             1,033
                                                                  --------------
                                                                          3,484
                                                                  --------------

TOTAL U.S. AGENCY MORTGAGE-BACKED SECURITIES
     (Cost $20,228)                                                      20,116
                                                                  --------------

ASSET-BACKED SECURITIES -- 32.8%
AUTOMOBILES -- 6.3%
Auto Bond Receivables Trust
     Series 1993-I Class-A
     6.125%, 11/15/21 (A) (B)                             106               105
Capital Auto Receivables Asset Trust
     Series 2000-1 Class-A5
     7.070%, 09/15/05                                   3,000             3,026
Chase Manhattan Auto Owner Trust
     Series 1997-A Class-A5
     6.500%, 12/17/01                                   2,560             2,558
Fasco Auto Trust Series 1996-1 Class-A
     6.650%, 11/15/01                                     343               342
Westo, Series 1999-A Class-A4
     5.700%, 11/20/03                                   5,000             4,907
                                                                  --------------
                                                                         10,938
                                                                  --------------

The accompanying notes are an integral part of the financial statements.


(24      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

DESCRIPTION                                          PAR (000)       VALUE (000)
--------------------------------------------------------------------------------
CREDIT CARDS -- 6.4%
Chemical Master Credit Card Trust
     Series 1995-3 Class-A
     6.230%, 04/15/05                                 $ 3,100           $ 3,079
Sears Credit Account Master Trust
     Series 1999-2 Class-A
     6.350%, 02/16/07                                   3,100             3,078
Standard Credit Card Master Trust
     Series 1993-2 Class-A
     5.950%, 09/07/03                                   5,100             4,974
                                                                  --------------
                                                                         11,131
                                                                  --------------
EQUIPMENT LEASING & RENTALS -- 6.5%
Caterpillar Financial Asset
     Series 1998-A Class-A3
     5.850%, 04/25/03                                   4,005             3,986
First Sierra Receivables
     Series 2000-2 Class-A3
     7.490%, 12/18/03                                   3,000             3,026
Icon Receivables
     Series 1997-A Class-A1
     6.435%, 06/01/05 (A)                               1,260             1,231
MMCA Automobile Trust
     Series 2000-1 Class-A3
     7.000%, 06/15/04                                   3,000             3,015
                                                                  --------------
                                                                         11,258
                                                                  --------------
HOME EQUITY -- 13.3%
Banc One Home Equity Trust
     Series 1999-2 Class-A3
     6.940%, 06/25/29                                   4,000             3,982
EQCC Home Equity Loan Trust
     Series 1998-1 Class-A6F
     6.252%, 12/15/07                                   2,000             1,964
Green Tree Financial
     Series 1997-2 Class-A6
     7.240%, 06/15/28                                   2,984             2,962
Green Tree Home Equity Loan Trust
     Series 1999-C Class-A3
     6.770%, 07/15/30                                   4,500             4,486
Residential Asset Securities
     Series 2000-KS1 Class-AI2
     7.700%, 05/25/21                                   5,000             5,030
The Money Store Home Equity Trust
     Series 1994-A Class-A4
     6.275%, 12/15/22                                   2,750             2,718
The Money Store Home Equity Trust
     Series 1996-D Class-A6
     6.830%, 06/15/21                                   1,833             1,828
                                                                  --------------
                                                                         22,970
                                                                  --------------
VACATION PROPERTIES -- 0.3%
Patten Series 1995-1A
     7.250%, 09/01/13 (A) (G)                             494               463
                                                                  --------------

TOTAL ASSET-BACKED SECURITIES
     (Cost $56,770)                                                      56,760
                                                                  --------------

LIMITED TERM INCOME FUND (CONTINUED)

DESCRIPTION                                   PAR (000)/SHARES       VALUE (000)
--------------------------------------------------------------------------------
U.S. GOVERNMENT & AGENCY SECURITIES -- 8.6%
U.S. AGENCY DEBENTURES -- 8.6%
FHLB
     5.400%, 01/15/03                                 $ 2,000           $ 1,954
     6.750%, 02/01/02                                   3,000             3,008
FHLMC
     7.000%, 02/15/03                                   5,000             5,056
FNMA
     5.750%, 04/15/03                                   5,000             4,912
                                                                  --------------

TOTAL U.S. GOVERNMENT & AGENCY SECURITIES
     (Cost $14,785)                                                      14,930
                                                                  --------------

PRIVATE MORTGAGE-BACKED SECURITIES -- 11.8%
ADJUSTABLE RATE -- 2.8%
Merrill Lynch Mortgage Investors
     Series 1993-C Class-A4
     7.625%, 03/15/18 (A)                               4,850             4,854
                                                                  --------------
FIXED RATE -- 9.0%
Advanta Mortgage Loan Trust
     Series 1998-2 Class-A12
     6.330%, 08/25/19                                   3,000             2,916
Countrywide Mortgage-Backed Securities
     Series 1993-B Class-A4
     6.750%, 11/25/23                                   1,463             1,445
Morserv Series 1994-1 Class-1A5
     7.000%, 10/25/25                                   4,000             3,975
PNC Mortgage Securities
     Series 1999-5 Class-1A1
     6.150%, 06/25/29                                   2,231             2,204
Residential Asset Mortgage Program
     Series 2000-RS3 Class-AI2
     7.540%, 09/25/19                                   3,000             3,006
Residential Funding
     Series 1999-S5 Class-A1
     6.000%, 02/25/29                                   2,000             1,978
                                                                  --------------
                                                                         15,524
                                                                  --------------

TOTAL PRIVATE MORTGAGE-BACKED SECURITIES
     (Cost $20,475)                                                      20,378
                                                                  --------------

RELATED PARTY MONEY MARKET FUND -- 0.6%
First American Prime Obligations Fund (F)             992,024               992
                                                                  --------------

TOTAL RELATED PARTY MONEY MARKET FUND
     (Cost $992)                                                            992
                                                                  --------------

TOTAL INVESTMENTS -- 99.3%
     (Cost $171,426)                                                    171,800
                                                                  --------------
OTHER ASSETS AND LIABILITIES, NET -- 0.7% (E)                             1,284
                                                                  --------------


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      25)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

LIMITED TERM INCOME FUND (CONCLUDED)

DESCRIPTION                                                          VALUE (000)
--------------------------------------------------------------------------------
NET ASSETS:
Portfolio Capital--Class A ($0.0001 par value--
     2 billion authorized) based on
     8,172,083 outstanding shares                                     $ 140,723
Portfolio Capital--Class Y ($0.0001 par value--
     2 billion authorized) based on
     9,290,577 outstanding shares                                        45,139
Undistributed net investment income                                         558
Accumulated net realized loss on investments                            (13,710)
Net unrealized appreciation of investments                                  374
                                                                  --------------
TOTAL NET ASSETS -- 100.0%                                            $ 173,084
                                                                  --------------
Net asset value and redemption price per share -- Class A             $    9.91
Maximum sales charge of 2.50% (F)                                          0.25
                                                                  --------------
Offering price per share -- Class A                                   $   10.16
                                                                  --------------
Net asset value, offering price, and redemption
     price per share -- Class Y                                       $    9.91
                                                                  --------------

(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect as of September 30, 2000.

(B) Interest payments are infrequent.

(C) Security sold within terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "qualified institutional investors." These securities have been determined to be liquid under guidelines established by the Board of Directors.

(D) This money market fund is advised by the U.S. Bank National Association who also serves as Advisor for this Fund. See also the notes to the financial statements.

(E) Other assets and liabilities representing greater than five percent of total net assets include the following (000):

       Collateral for securities loaned, at value     $23,694
       Payable upon return of securities loaned       (23,694)

(F) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 2.50%.

(G) Security sold within terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "qualified institutional investors."

FHLB--Federal Home Loan Bank
FHLMC--Federal Home Loan Mortgage Corporation
FNMA--Federal National Mortgage Association
GNMA--Government National Mortgage Association

STRATEGIC INCOME FUND

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
HIGH YIELD CORPORATE OBLIGATIONS -- 39.5%
AEROSPACE & DEFENSE -- 0.4%
Sequa
     9.000%, 08/01/09                                 $ 1,000             $ 982
                                                                  --------------
APPAREL/TEXTILES -- 0.0%
Glenoit, Callable 04/15/02 @ 105.50
     11.000%, 04/15/07 (A) (E)                            100                14
                                                                  --------------
AUTOMOTIVE -- 1.3%
Accuride Series B,
     Callable 02/01/03 @ 104.625
     9.250%, 02/01/08                                     200               164
Aftermarket Technology,
     Callable 11/01/00 @ 104.000
     12.000%, 08/01/04                                    412               412
American Axle & Manufacturing,
     Callable 03/01/04 @ 104.875
     9.750%, 03/01/09                                     500               485
Collins & Aikman Products,
     Callable 04/15/01 @ 105.750
     11.500%, 04/15/06                                    425               408
Federal-Mogul
     7.500%, 01/15/09                                   1,000               380
JL French Auto Casting Series B,
     Callable 06/01/04 @ 105.750
     11.500%, 06/01/09                                    500               370
Lear Series B
     8.110%, 05/15/09                                   1,000               935
Transportation Manufacturing Operations,
     Callable 05/01/04 @ 105.625
     11.250%, 05/01/09                                    350               255
                                                                  --------------
                                                                          3,409
                                                                  --------------
BROADCAST RADIO & TELEVISION -- 2.3%
Acme Television Series B,
     Callable 09/30/01 @ 105.438
     11.678%, 09/30/04 (B) (E)                            500               475
AMFM Operating, Callable 01/15/02 @ 106.313
     12.625%, 10/31/06                                     80                90
Charter Communications,
     Callable 01/15/05 @ 105.875
     11.919%, 01/15/10 (B)                              3,000             1,740
Chancellor Media, Callable 12/15/02 @ 104.063*
     8.125%, 12/15/07                                   1,475             1,490
Fox Sports Networks, Callable 8/15/02 @ 104.875
     9.595%, 08/15/07 (B)                                 575               486
Lamar Media, Callable 09/15/02 @ 104.313
     8.625%, 09/15/07                                     500               493
SFX Broadcasting Series B,
     Callable 05/15/01 @ 105.375
     10.750%, 05/15/06                                    150               158
Sinclair Broadcast Group,
     Callable 07/15/02 @ 104.500
     9.000%, 07/15/07                                     300               283
Sinclair Broadcast Group,
     Callable 12/15/02 @ 104.375*
     8.750%, 12/15/07                                   1,000               940
                                                                  --------------
                                                                          6,155
                                                                  --------------

The accompanying notes are an integral part of the financial statements.


(26      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
BUILDING & CONSTRUCTION PRODUCTS -- 0.4%
D.R. Horton
     8.375%, 06/15/04                                 $ 1,000             $  965
                                                                  --------------
CABLE TELEVISION -- 3.2%
Adelphia Communications Series B
     9.875%, 03/01/07                                   1,500              1,414
CSC Holdings, Callable 02/15/03 @ 104.800
     9.875%, 02/15/13                                     750                765
CSC Holdings, Callable 11/01/00 @ 104.625
     9.250%, 11/01/05                                     550                554
Echostar DBS, Callable 02/01/04 @ 104.688
     9.375%, 02/01/09                                   1,000                980
NTL Communications Series B,
     Callable 10/01/03 @ 105.750
     11.500%, 10/01/08                                    150                145
NTL Communications Series B,
     Callable 10/01/03 @ 106.188
     11.577%, 10/01/08 (B)                              1,100                682
NTL Series B, Callable 04/01/03 @ 104.875
     10.242%, 04/01/08 (B)                              1,475                900
Pegasus Communications Series B,
     Callable 10/15/01 @ 104.813
     9.625%, 10/15/05                                     225                219
Pegasus Communications Series B,
     Callable 12/01/02 @ 104.875
     9.750%, 12/01/06                                     300                292
RCN, Callable 10/15/02 @ 105.562
     12.698%, 10/15/07 (B)                                525                278
Telewest Communication,
     Callable 04/15/04 @ 104.625
     9.815%, 04/15/09 (B) (C)                             575                312
Telewest Communication,
     Callable 11/01/00 @ 100.000
     11.510%, 10/01/07 (B)                                575                555
United International Holdings Series B,
     Callable 02/15/03 @ 105.375
     11.394%, 02/15/08 (B) (E)                          1,050                719
United Pan-Europe Communication Series B,
     Callable 11/01/04 @ 106.688
     12.987%, 08/01/09 (B)                              1,200                567
                                                                  --------------
                                                                           8,382
                                                                  --------------
CHEMICALS & PLASTICS -- 1.5%
Buckeye Technologies,
     Callable 09/15/01 @ 104.625
     9.250%, 09/15/08                                     500                512
Huntsman, Callable 07/1/02 @ 104.750
     9.500%, 07/01/07 (C)                                 800                640
Huntsman ICI Chemicals,
     Callable 07/01/04 @ 105.063
     10.125%, 07/01/09 (D)                           EU 1,400              1,239
Lyondell Chemical,
     Callable 05/01/04 @ 105.438
     10.875%, 05/01/09                                  1,000                969
Polymer Group Series B,
     Callable 03/01/03 @ 104.375
     8.750%, 03/01/08                                     500                395
Polymer Group Series B,
     Callable 07/01/02 @ 104.625
     9.000%, 07/01/07                                     200                160
                                                                  --------------
                                                                           3,915
                                                                  --------------

STRATEGIC INCOME FUND (CONTINUED)

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
CONSUMER PRODUCTS -- 0.4%
Chattem Series B, Callable 04/01/03 @ 104.4375
     8.875%, 04/01/08                                   $ 500             $  395
Diamond Brands Operating,
     Callable 04/15/03 @ 105.063
     10.125%, 04/15/08                                     50                 17
Playtex Family Products,
     Callable 11/01/00 @ 103.000
     9.000%, 12/15/03                                     500                495
Sealy Mattress Series B,
     Callable 12/15/02 @ 105.437
     12.167%, 12/15/07 (B)                                300                223
                                                                  --------------
                                                                           1,130
                                                                  --------------
ELECTRONIC EQUIPMENT -- 0.6%
Hyundai Semiconductor

     8.250%, 05/15/04 (C) (E)                           1,000                900
Telecommunications Techniques,
     Callable 05/15/03 @ 104.875
     9.750%, 05/15/08                                     725                681
                                                                  --------------
                                                                           1,581
                                                                  --------------
ENVIRONMENTAL SERVICES -- 0.7%
Allied Waste North America Series B,
     Callable 01/01/04 @ 103.9375
     7.875%, 01/01/09                                   1,000                872
Allied Waste North America Series B,
     Callable 08/01/04 @ 105.000
     10.000%, 08/01/09                                  1,000                872
                                                                  --------------
                                                                           1,744
                                                                  --------------
FINANCIAL SERVICES -- 1.7%
Cellco Finance, Callable 08/01/02 @ 107.500 (D)
     15.000%, 08/01/05                                    900                927
Golden State Holdings

     7.125%, 08/01/05                                   1,000                931
Kappa Beheer, Callable 07/15/04 @ 105.313*
     10.625%, 07/15/09                               EU 1,800              1,624
Sovereign Bancorp
     10.500%, 11/15/06                                  1,000              1,017
                                                                  --------------
                                                                           4,499
                                                                  --------------
FOOD WHOLESALERS, RETAILERS & SERVICES -- 0.2%
Dominos Series B, Callable 01/15/04 @ 105.1875
     10.375%, 01/15/09                                    600                568
                                                                  --------------
FOOD, BEVERAGE & TOBACCO -- 1.2%
Agrilink Foods, Callable 11/01/03 @ 105.938
     11.875%, 11/01/08                                    500                380
Canandiagua Brands,
     Callable 03/01/04 @104.250
     8.500%, 03/01/09                                     500                489
International Home Foods,
     Callable 11/01/01 @ 105.188
     10.375%, 11/01/06                                    475                508
Premier International Food,
     Callable 09/01/04 @ 106.000
     12.000%, 09/01/09                                  1,500              1,252
Triarc Consumer, Callable 02/15/04 @ 105.125
     10.250%, 02/15/09                                    500                556
                                                                  --------------
                                                                           3,185
                                                                  --------------


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      27)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
HEALTH CARE -- 2.3%
Dade International Series B,
     Callable 05/01/01 @ 105.563
     11.125%, 05/01/06                                  $ 350             $   91
Fisher Scientific International,
     Callable 02/01/03 @ 104.500
     9.000%, 02/01/08                                     550                511
     9.000%, 02/01/08                                     450                418
Hanger Orthopedic Group,
     Callable 06/15/04 @ 105.625
     11.250%, 06/15/09                                    200                177
HCA Healthcare
     6.910%, 06/15/05                                   2,000              1,886
Healthsouth, Callable 10/01/04 @ 105.375 (C)
     10.750%, 10/01/08                                    500                501
Tenet Healthcare Series B,
     Callable 6/01/03 @ 104.063
     8.125%, 12/01/08                                   2,000              1,915
Triad Hospital Holdings Series B,
     Callable 05/15/04 @ 105.5
     11.000%, 05/15/09                                    500                512
                                                                  --------------
                                                                           6,011
                                                                  --------------
HOTELS -- 1.5%
Florida Panthers Holdings,
     Callable 04/15/04 @ 104.938
     9.875%, 04/15/09                                   1,000                965
Harrahs Operating
     7.875%, 12/15/05                                   1,000                962
Host Marriott Series B,
     Callable 08/01/03 @ 103.985
     7.875%, 08/01/08                                   1,025                943
Park Place Entertainment
     7.875%, 12/15/05                                   1,000                960
                                                                  --------------
                                                                           3,830
                                                                  --------------
INDUSTRIAL PRODUCTS -- 0.5%
Owens-Illinois
     7.850%, 05/15/04                                   1,000                850
Wesco Distribution Series B,
     Callable 06/01/03 @ 104.563
     9.125%, 06/01/08 (E)                                 475                443
                                                                  --------------
                                                                           1,293
                                                                  --------------
LEISURE & ENTERTAINMENT -- 1.2%
Isle of Capri Casinos,
     Callable 04/15/04 @ 104.375
     8.750%, 04/15/09                                   1,000                930
Mohegan Tribal Gaming

     8.125%, 01/01/06                                   1,000                976
Premier Parks,
     Callable 04/01/03 @ 105.000
     10.247%, 04/01/08 (B)                              1,850              1,235
                                                                  --------------
                                                                           3,141
                                                                  --------------

STRATEGIC INCOME FUND (CONTINUED)

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
MACHINERY & EQUIPMENT -- 0.3%
United Rentals Series B,
     Callable 01/15/04 @ 104.625
     9.250%, 01/15/09                                 $ 1,000             $  905
                                                                  --------------
METALS & MINING -- 0.9%
AEI Holdings,
     Callable 12/15/02 @ 105.250
     10.500%, 12/15/05 (C) (E)                            550                 82
AEI Resources,
     Callable 12/15/02 @ 105.750
     11.500%, 12/15/06 (C) (E)                            150                  9
CSN Iron
     9.125%, 06/01/07                                   2,650              2,293
Republic Technologies,
     Callable 07/15/04 @ 106.875
     13.750%, 07/15/09 (C) (E)                            250                 46
                                                                  --------------
                                                                           2,430
                                                                  --------------
PETROLEUM & FUEL PRODUCTS -- 3.0%
Companhia Petrolifera Marlim
     12.250%, 09/26/08 (C)                              2,400              2,366
Ocean Energy Series B,
     Callable 07/15/02 @ 104.438
     8.875%, 07/15/07                                   1,000              1,019
Pogo Producing Series B,
     Callable 02/15/04 @ 105.188
     10.375%, 02/15/09                                    100                105
Pogo Producing Series B,
     Callable 05/15/02 @ 104.375
     8.750%, 05/15/07                                     500                482
Ras Laffan Liq Natural Gas
     8.294%, 03/15/14                                   2,000              1,898
R&B Falcon
     12.250%, 03/15/06                                    250                288
RBF Finance, Callable 03/15/04 @ 105.688
     11.375%, 03/15/09                                    100                115
Triton Energy
     8.750%, 04/15/02                                   1,000              1,005
Vintage Petroleum, Callable 02/01/02 @ 104.313
     8.625%, 02/01/09                                     500                498
                                                                  --------------
                                                                           7,776
                                                                  --------------
PRINTING & PUBLISHING -- 0.3%
Hollinger International Publishing,
     Callable 02/01/01 @ 104.625*
     9.250%, 02/01/06                                     700                699
                                                                  --------------
REAL ESTATE INVESTMENT TRUSTS -- 0.4%
Trinet Realty Trust
     7.300%, 05/15/01                                   1,000                975
                                                                  --------------
RESTAURANTS -- 0.3%
Tricon Global Restaurant
     7.650%, 05/15/08                                   1,000                930
                                                                  --------------

The accompanying notes are an integral part of the financial statements.

(28      FIRST AMERICAN FUNDS ANNUAL REPORT 2000


DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
SERVICES -- 0.3%
Crown Castle International,
      Callable 05/15/04 @ 105.187
     10.649%, 05/15/11 (B)                              $ 625             $  403
Crown Castle International,
     Callable 08/01/04 @ 105.625
     11.517%, 08/01/11 (B)                                700                455
                                                                  --------------
                                                                             858
                                                                  --------------
STEEL & STEEL WORKS -- 0.4%
AK Steel, Callable 12/15/01 @ 104.560
     9.125%, 12/15/06                                   1,000                993
                                                                  --------------
SURFACE TRANSPORTATION -- 0.9%
Gearbulk Holding, Callable 11/01/00 @ 105.625
     11.250%, 12/01/04                                    400                402
Newport News Shipbuilding,
     Callable 12/01/01 @ 104.3125
     8.625%, 12/01/06                                   1,000                990
Railworks, Callable 04/15/04 @ 105.750
     11.500%, 04/15/09                                    500                175
Stena, Callable 06/15/02 @ 104.375
     8.750%, 06/15/07                                     525                452
Stena, Callable 12/15/00 @ 105.250
     10.500%, 12/15/05                                    150                145
Stena Line, Callable 06/01/03 @ 105.313
     10.625%, 06/01/08                                    200                112
                                                                  --------------
                                                                           2,276
                                                                  --------------
TELECOMMUNICATIONS & CELLULAR -- 10.4%
Alestra, Callable 05/15/04 @ 106.313
     12.625%, 05/15/09                                  3,250              3,100
Allegiance Telecom Series B,
     Callable 02/15/03 @ 105.875
     12.595%, 02/15/08 (B)                              1,000                670
Call-Net Enterprises,
     Callable 08/15/03 @ 104.470
     9.055%, 08/15/08 (B)                                 600                189
Call-Net Enterprises,
     Callable 05/15/04 @ 105.400
     12.770%, 05/15/09 (B)                                525                147
Call-Net Enterprises,
     Callable 08/15/02 @ 104.635
     9.388%, 08/15/07 (B)                                 375                146
Enitel ASA, Callable 10/15/05@ 106.250
     12.500%, 04/15/10                               EU 1,000                735
Global Crossing Holdings,
     Callable 11/01/04 @ 104.75
     9.500%, 11/15/09                                   1,500              1,493
Hermes Europe Railtel,
     Callable 01/15/04 @ 105.188
     10.375%, 01/15/09                                    100                 50
Hermes Europe Railtel,
     Callable 08/15/02 @ 105.750
     11.500%, 08/15/07                                    475                223
Intermedia Communications,
     Callable 05/15/01 @ 106.250
     12.004%, 05/15/06 (B)                                250                234
Intermedia Communications Series B,
     Callable 03/01/04 @ 106.125
     13.192%, 03/01/09 (B)                                500                335

STRATEGIC INCOME FUND (CONTINUED)

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
Intermedia Communications Series B,
     Callable 06/01/03 @ 104.300
     8.600%, 06/01/08                                   $ 250             $  238
Intermedia Communications Series B,
     Callable 7/15/02 @ 105.625
     11.694%, 07/15/07 (B)                                600                498
Jazztel, Callable 04/01/04 @ 107.000
     14.000%, 04/01/09                               EU 2,000              1,496
Level 3 Communications,
     Callable 05/01/03 @ 104.563
     9.125%, 05/01/08                                     750                649
Level 3 Communications,
     Callable 12/01/03 @ 105.250
     10.993%, 12/01/08 (B)                              2,000              1,180
Maxcom Telecommunicaciones
     13.750%, 04/01/07 (C)                              2,000              1,100
McLeodusa, Callable 02/15/04 @ 104.063
     8.125%, 02/15/09                                     325                284
McLeodusa, Callable 03/01/02 @ 105.250
     8.054%, 03/01/07 (B)                               1,000                830
McLeodusa, Callable 03/15/03 @ 104.188
     8.375%, 03/15/08                                     225                203
Millicom International Cellular,
     Callable 06/01/01 @ 106.750
     14.429%, 06/01/06 (B)                                625                538
Netia Holdings Series B,
     Callable 11/01/02 @ 105.625
     15.076%, 11/01/07 (B)                              2,600              1,703
Nextel Communications,
     Callable 02/15/03 @ 104.975
     11.455%, 02/15/08 (B) (E)                          1,400              1,078
Nextel Communications,
     Callable 11/15/04 @ 104.688
     9.375%, 11/15/09                                   1,000                980
Nextel International,
     Callable 04/15/03 @ 106.063
     12.348%, 04/15/08 (B)                                 75                 48
Nextlink Communications,
     Callable 03/15/03 @ 104.500
     9.000%, 03/15/08 (E)                                 100                 85
Nextlink Communications,
     Callable 04/15/03 @ 104.725
     11.067%, 04/15/08 (B)                                775                453
Nextlink Communications,
     Callable 06/01/04 @ 105.375
     10.750%, 06/01/09                                    325                301
Nextlink Communications,
     Callable 06/01/04 @ 106.125
     11.898%, 06/01/09 (B)                                800                448
Nextlink Communications,
     Callable 12/01/04 @ 106.063
     12.638%, 12/01/09 (B)                                300                156
Nuevo Grupo Iusa
     14.250%, 12/01/06 (E)                              1,000              1,060
Partner Commmunications Series DTC,
     Callable 08/15/05 @ 106.5
     13.000%, 08/15/10                                  1,000                985
PSINet Series B, Callable 02/15/02 @ 105.000
     10.000%, 02/15/05                                  1,000                650
Qwest Communications,
     Callable 10/15/02 @ 104.735
     8.890%, 10/15/07 (B)                                 600                522


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      29)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
Sprint Capital
     5.700%, 11/15/03                                 $ 1,000            $   963
Viatel
     12.750%, 04/15/08 (C)                           EU 1,000                600
Viatel,
     Callable 03/15/04 @ 105.750
     11.500%, 03/15/09                                    100                 46
Viatel,
     Callable 04/15/03 @ 105.625
     11.250%, 04/15/08                                     75                 35
Viatel,
     Callable 4/15/03 @ 106.250
     14.110%, 04/15/08 (B)                                950                238
Voicestream Wireless,
     Callable 11/15/04 @ 105.938
     11.336%, 11/15/09 (B)                              1,000                720
Williams Communications Group,
     Callable 10/01/04 @ 105.438
     10.875%, 10/01/09                                  2,000              1,830
                                                                  --------------
                                                                          27,239
                                                                  --------------
TRANSPORTATION -- 0.7%
CHC Helicopter, Callable 07/15/04 @ 105.875
     11.750%, 07/15/07                               EU 2,000              1,827
                                                                  --------------
UTILITIES -- 2.2%
AES
     9.375%, 09/15/10                                   1,000              1,015
Calpine
     7.625%, 04/15/06                                   1,000                974
CMS Energy
     7.500%, 01/15/09                                   1,000                892
Empresa Nacional Electricidad Series B
     8.500%, 04/01/09 (D)                               2,000              1,978
Western Resources
     6.250%, 08/15/03                                   1,000                888
                                                                  --------------
                                                                           5,747
                                                                  --------------
TOTAL HIGH YIELD CORPORATE OBLIGATIONS
     (Cost $114,419)                                                     103,459
                                                                  --------------

FOREIGN GOVERNMENT BONDS -- 20.5%
ARGENTINA -- 4.5%
Republic of Argentina
     11.750%, 06/15/15 (D)                              3,000              2,745
     9.750%, 09/19/27 (D)                               3,100              2,458
     10.250%, 07/21/30 (D)                              3,500              2,849
Republic of Argentina,
     Callable 03/30/01 @ 100
     7.375%, 03/31/05 (F)                               2,400              2,203
Republic of Argentina Series BGL5
     11.375%, 01/30/17                                  1,800              1,613
                                                                  --------------
                                                                          11,868
                                                                  --------------
BRAZIL -- 4.2%
Republic of Brazil

     14.500%, 10/15/09                                  3,000              3,300
     10.125%, 05/15/27                                  1,000                775

STRATEGIC INCOME FUND (CONTINUED)

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
Republic of Brazil
     8.000%, 04/15/14 (A)                             $ 6,188           $  4,730
Republic of Brazil,
     Callable 08/17/15 @ 100
     11.000%, 08/17/40                                  2,785              2,218
                                                                  --------------
                                                                          11,023
                                                                  --------------
CANADA -- 0.3%
Government of Canada, Series A55
     8.000%, 06/01/23                                CD 1,000                844
                                                                  --------------
DENMARK -- 0.3%
Kingdom of Denmark
     7.000%, 11/10/24                                DK 5,500                748
                                                                  --------------
DOMINICAN REPUBLIC -- 0.5%
Dominican Republic
     7.938%, 08/30/24 (F)                               1,700              1,322
                                                                  --------------
HUNGARY -- 0.6%
Government of Hungary
     13.000%, 07/24/03                             HF 225,000                811
Government of Hungary Series 2
     12.500%, 09/24/02                             HF 250,000                875
                                                                  --------------
                                                                           1,686
                                                                  --------------
KAZAKHSTAN -- 1.2%
Republic of Kazakhstan
     11.125%, 05/11/07                                    400                430
Republic of Kazakhstan
     11.125%, 05/11/07 (C)                              2,500              2,689
                                                                  --------------
                                                                           3,119
                                                                  --------------
MEXICO -- 1.5%
United Mexican States Series W-B,
     Callable 10/23/00 @ 100
     6.250%, 12/31/19                                   4,500              4,016
                                                                  --------------
QATAR -- 0.8%
State of Qatar
     9.750%, 06/15/30 (C) (D)                           2,100              2,153
                                                                  --------------
RUSSIA -- 3.2%
Russian Federation
     10.000%, 06/26/07 (C)                                500                386
     8.250%, 03/31/10 (C)                               1,991              1,314
     12.750%, 06/24/28 (C)                              7,550              6,569
                                                                  --------------
                                                                           8,269
                                                                  --------------
SOUTH AFRICA -- 0.7%
Republic of South Africa Series 157
     13.500%, 09/15/15                              ZR 13,000              1,797
                                                                  --------------
TURKEY -- 1.4%
Republic of Turkey
     11.750%, 06/15/10                                  1,500              1,493
Republic of Turkey
     12.375%, 06/15/09 (D)                              2,000              2,052
                                                                  --------------
                                                                           3,545
                                                                  --------------

The accompanying notes are an integral part of the financial statements.

(30      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
VENEZUELA -- 1.3%
Republic of Venezuela
     9.250%, 09/15/27                                 $ 2,000           $  1,354
Republic of Venezuela Series DL
     7.875%, 12/18/07 (F)                               2,321              1,985
                                                                  --------------
                                                                           3,339
                                                                  --------------
TOTAL FOREIGN GOVERNMENT BONDS
     (Cost $54,198)                                                       53,729
                                                                  --------------

U.S. GOVERNMENT AGENCY MORTGAGE-BACKED
   OBLIGATIONS -- 9.0%
ADJUSTABLE RATE -- 0.4%
FNMA Series 1993-220 Class-FD*
     7.125%, 11/25/13 (F)                                 994                999
                                                                  --------------
FIXED RATE -- 8.6%
FHLMC Gold Pool #C18204
     7.500%, 11/01/28                                     967                968
FHLMC Gold Pool #E65045
     7.500%, 08/01/11                                     575                582
FHLMC Gold Pool #E69977
     5.500%, 04/01/13                                   1,005                951
FHLMC, Series 2126 Class-C
     6.000%, 02/15/29                                   1,500              1,265
FNMA Pool #109031
     6.695%, 08/01/05                                   2,000              1,986
FNMA Pool #250113
     9.000%, 07/01/24                                     231                239
FNMA Pool #252334
     6.500%, 02/01/29                                   1,394              1,329
FNMA Pool #323681
     7.000%, 04/01/29                                   1,851              1,814
FNMA Pool #326580
     8.000%, 03/01/08                                     471                477
FNMA Pool #329569
     6.000%, 03/01/11                                     532                515
FNMA Pool #339839
     6.000%, 03/01/26                                     677                637
FNMA Pool #367977
     6.500%, 02/01/04                                     670                665
FNMA Pool #380781
     5.805%, 10/01/08                                   1,208              1,137
FNMA Pool #380791
     5.850%, 10/01/08                                     978                920
FNMA Pool #380859
     6.095%, 12/01/08                                     981                936
FNMA Pool #381517
     5.950%, 04/01/07                                   1,500              1,434
FNMA Pool #535006
     7.000%, 11/01/14                                   1,832              1,823
FNMA Pool #535143
     7.500%, 02/01/30                                     965                964
FNMA Pool #535256
     6.000%, 12/01/13                                   1,875              1,806
FNMA TBA
     8.000%, 01/01/23 (I)                               2,000              2,026


STRATEGIC INCOME FUND (CONTINUED)

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
GNMA Pool #160376
     9.000%, 06/15/16                                 $    64            $    67
                                                                  --------------
                                                                          22,541
                                                                  --------------

TOTAL U.S. GOVERNMENT AGENCY MORTGAGE-BACKED OBLIGATIONS
     (Cost $23,957)                                                       23,540
                                                                  --------------

U.S. GOVERNMENT AGENCY OBLIGATIONS -- 5.0%
FHLB
     5.125%, 02/26/02                                   1,000                982
     6.500%, 11/13/09                                   1,000                977
FHLMC
     7.000%, 07/15/05                                   2,000              2,035
FNMA
     5.125%, 02/13/04                                   1,000                957
     6.250%, 05/15/29                                   2,000              1,858
     7.250%, 05/15/30                                   2,000              2,096
FNMA Series 1993-50 Class-PY
     5.500%, 10/25/22                                   2,000              1,772
FNMA Series 1999-11 Class-C
     5.500%, 10/25/12                                   2,000              1,807
FNMA Series G93-1 Class-H
     6.700%, 02/25/21                                     692                685
                                                                  --------------
TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
     (Cost $13,264)                                                       13,169
                                                                  --------------

ASSET-BACKED OBLIGATIONS -- 4.8%
CREDIT CARDS -- 2.1%
American Express Credit Account Master Trust
     Series 1997-1 Class-A
     6.400%, 04/15/05                                   2,000              1,991
Discover Card Master Trust
     Series 1999-1 Class-A
     5.300%, 08/15/04                                   1,500              1,467
MBNA Master Credit Card Trust
     Series 1999-G Class-A
     6.350%, 12/15/06                                   2,000              1,975
                                                                  --------------
                                                                           5,433
                                                                  --------------
HOME EQUITY -- 2.3%
EQCC Home Equity Loan Trust
     Series 1998-1 Class-A6F
     6.252%, 12/15/07                                   2,000              1,964
Green Tree Financial Series 1998-1 Class-A4
     6.040%, 11/01/29                                   2,120              2,094
The Money Store Home Equity Trust
     Series 1994-A Class-A4,
     Callable 02/15/04 @ 100
     6.275%, 12/15/22                                   2,000              1,977
                                                                  --------------
                                                                           6,035
                                                                  --------------
OTHER -- 0.4%
Aircraft Finance Trust Series 1999 Series 1A Class-C,
     Callable 07/15/16 @ 100
     8.000%, 05/15/24 (C) (E)                           1,000                964
                                                                  --------------

TOTAL ASSET-BACKED OBLIGATIONS
     (Cost $12,485)                                                       12,432
                                                                  --------------


                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      31)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
CORPORATE OBLIGATIONS -- 9.5%
AEROSPACE & DEFENSE -- 0.4%
Boeing
     8.100%, 11/15/06                                 $ 1,000           $  1,050
                                                                  --------------
AUTOMOTIVE -- 1.1%
DaimlerChrysler
     7.400%, 01/20/05                                   1,000              1,009
Ford Motor Credit
     5.800%, 01/12/09                                   2,000              1,766
                                                                  --------------
                                                                           2,775
                                                                  --------------
BUILDING & CONSTRUCTION PRODUCTS -- 0.4%
American Standard
     7.375%, 02/01/08                                   1,000                932
                                                                  --------------
CABLE TELEVISION -- 0.2%
Lenfest Communications,
     Callable 02/15/03 @ 104.125
     8.250%, 02/15/08                                     525                526
                                                                  --------------
FINANCIAL SERVICES -- 3.4%
AT&T Capital
     6.250%, 05/15/01                                   1,000                993
Gatx Capital
     8.250%, 09/01/03                                   1,000              1,004
Heller Financial
     7.875%, 05/15/03                                   1,000              1,015
Inter-American Development Bank
     7.375%, 01/15/10                                   2,000              2,080
Lehman Brothers Holdings
     7.375%, 05/15/04                                   1,000              1,003
MBNA America Bank
     7.750%, 09/15/05                                   2,000              2,016
Merrill Lynch
     6.000%, 02/17/09                                   1,000                911
                                                                  --------------
                                                                           9,022
                                                                  --------------
HOTELS -- 0.4%
ITT
     6.750%, 11/15/05                                   1,000                940
                                                                  --------------
INDUSTRIAL PRODUCTS -- 0.3%
Thermo Electron, Callable 01/15/01 @ 100
     4.000%, 01/15/05                                   1,000                879
                                                                  --------------
LEISURE & ENTERTAINMENT -- 0.4%
Royal Caribbean
     8.125%, 07/28/04                                   1,000                966
                                                                  --------------
RETAIL-OTHER -- 1.6%
Grupo Elektra, Callable 04/01/04 @ 106.000
     12.000%, 04/01/08                                  1,600              1,564
Grupo Elektra, Callable 04/01/04 @ 106.000
     12.000%, 04/01/08 (C)                              2,700              2,612
                                                                  --------------
                                                                           4,176
                                                                  --------------

STRATEGIC INCOME FUND (CONTINUED)

DESCRIPTION                                      PAR (000) (H)       VALUE (000)
--------------------------------------------------------------------------------
TRANSPORTATION -- 0.8%
American Airlines Series 99-1
     7.024%, 10/15/09                                 $ 1,250           $  1,216
Continental Airlines Series 99-2
     7.056%, 09/15/09                                   1,000                969
                                                                  --------------
                                                                           2,185
                                                                  --------------
UTILITIES -- 0.5%
Enron Series A
     8.375%, 05/23/05                                   1,000              1,046
Niagra Mowhawk Power Series H,
     Callable 07/01/03 @ 104.250*
     8.464%, 07/01/10 (B)                                 450                362
                                                                  --------------
                                                                           1,408
                                                                  --------------

TOTAL CORPORATE OBLIGATIONS
     (Cost $24,937)                                                       24,859
                                                                  --------------
U.S. TREASURY OBLIGATION -- 4.3%
U.S. Treasury Bonds
     7.500%, 11/15/16                                   2,000              2,281
     8.750%, 05/15/17                                   1,250              1,590
     8.500%, 02/15/20                                   1,500              1,901
     6.250%, 08/15/23                                   1,000              1,019
     6.125%, 08/15/29                                   2,000              2,043
U.S. Treasury Notes
     7.500%, 05/15/02                                     500                511
     5.875%, 11/15/04                                   2,000              1,997
                                                                  --------------
TOTAL U.S. TREASURY OBLIGATION
     (Cost $11,117)                                                       11,342
                                                                  --------------

PRIVATE MORTGAGE-BACKED OBLIGATIONS -- 3.5%
FIXED RATE -- 3.5%
Advanta Mortgage Loan Trust
     Series 1998-2 Class-A12
     6.330%, 08/25/19                                   2,000              1,944
Countrywide Mortgage Backed Securities
     Series 1993-B Class-A4
     6.750%, 11/25/23                                   1,463              1,445
GMAC Commercial Mortgage Securities
     Series 1998-C2 Class-A2
     6.420%, 08/15/08                                   1,000                951
Morgan Stanley Capital Invstments
     Series 1999-RM1 Class-A2
     6.710%, 12/15/31                                   2,000              1,948
Residential Funding Mortgage Securities
     Series 1999-S5 Class-A1
     6.000%, 02/25/29                                   1,000                989
Wells Fargo Mortgage Backed Securities
     Series 2000-1 Class-2A-1,
     Callable 07/25/12 @ 100
     7.000%, 05/25/30                                   1,912              1,881
                                                                  --------------
TOTAL PRIVATE MORTGAGE-BACKED OBLIGATIONS
     (Cost $9,154)                                                         9,158
                                                                  --------------

The accompanying notes are an integral part of the financial statements.

(32      FIRST AMERICAN FUNDS ANNUAL REPORT 2000


DESCRIPTION                                             SHARES       VALUE (000)
--------------------------------------------------------------------------------
PREFERRED STOCK -- 0.6%
UNITED STATES -- 0.6%
Nebco Evans Holding PIK (A)*                              300            $    --
Nextel Communications PIK Series D*                    64,000                 68
Pegasus Communications PIK Series A*                  143,000                149
Primedia Series D*                                      3,000                281
Primedia Series F*                                      2,350                209
Primedia Series H*                                      2,150                181
R&B Falcon PIK*                                         4,080                522
Sinclair Capital                                          750                 71
                                                                  --------------
TOTAL PREFERRED STOCK
     (Cost $1,367)                                                         1,481
                                                                  --------------

COMMON STOCKS -- 0.0%
UNITED STATES -- 0.0%
CS Wireless Systems*                                       27                 --
Medianews Group* (E)                                      500                 63
                                                                  --------------
TOTAL COMMON STOCKS
     (Cost $0)                                                                63
                                                                  --------------

WARRANTS -- 0.0%
UNITED STATES -- 0.0%
Bar Technologies, Expires 04/01/01*                        50                 --
Electronic Retailing System International,
     Expires 02/01/04*                                     75                 --
Enino Warrant, Expires 04/03/05*                        1,000                 --
Maxcom Telecommunications, Expires 04/01/07*            2,000                 --
Metronet, Expires 08/15/07*                               100                 10
R&B Falcon, Expires 05/01/09*                             150                102
Republic Technolgy Warrants, Expires 07/15/09*            250                 --
Sterling Chemical Holdings, Expires 08/15/08*             100                  1
UIH Australia/Pacific, Expires 05/15/06*                  150                  2
                                                                  --------------
TOTAL WARRANTS
     (Cost $9)                                                               115
                                                                  --------------

RIGHTS -- 0.0%
United Mexican States VRR*                          5,383,000                 --
                                                                  --------------

TOTAL RIGHTS
     (Cost $0)                                                                --
                                                                  --------------

STRATEGIC INCOME FUND (CONTINUED)

DESCRIPTION                                             SHARES       VALUE (000)
--------------------------------------------------------------------------------
RELATED PARTY MONEY MARKET FUND -- 2.7%
First American Prime Obligations Fund (G)           7,193,252           $  7,193
                                                                  --------------
TOTAL RELATED PARTY MONEY MARKET FUND
     (Cost $7,193)                                                         7,193
                                                                  --------------

TOTAL INVESTMENTS -- 99.4%
     (Cost $272,100)                                                     260,540
                                                                  --------------
OTHER ASSETS AND LIABILITIES, NET -- 0.6% (J)                              1,569
                                                                  --------------

NET ASSETS:
Portfolio Capital--Class A ($0.0001 par value--
     2 billion authorized) based on
     2,437,921 outstanding shares                                         40,062
Portfolio Capital--Class B ($0.0001 par value--
     2 billion authorized) based on
     157,639 outstanding shares                                            1,449
Portfolio Capital--Class C ($0.0001 par value--
     2 billion authorized) based on
     139,472 outstanding shares                                            1,289
Portfolio Capital--Class Y ($0.0001 par value--
     2 billion authorized) based on
     26,652,785 outstanding shares                                       252,505
Distributions in excess of net investment income                            (608)
Accumulated net realized loss on investments                             (21,002)
Net unrealized depreciation of investments                               (11,560)
Net unrealized depreciation of forward foreign currency
     contracts, foreign currency and translation of
     other assets and liabilities in foreign currency                        (26)
                                                                  --------------
TOTAL NET ASSETS -- 100.0%                                             $ 262,109
                                                                  --------------
Net asset value and redemption price per share -- Class A              $    8.91
Maximum sales charge of 4.25% (K)                                           0.40
                                                                  --------------
Offering price per share -- Class A                                    $    9.31
                                                                  --------------
Net asset value and offering price per share -- Class B (L)            $    8.89
                                                                  --------------
Net asset value per share -- Class C (M)                               $    8.90
Maximum sales charge of 1.00% (N)                                           0.09
                                                                  --------------
Offering price per share -- Class C                                    $    8.99
                                                                  --------------
Net asset value, offering price, and redemption
     price per share -- Class Y                                        $    8.92
                                                                  --------------

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      33)

STATEMENTS OF NET ASSETS SEPTEMBER 30, 2000

STRATEGIC INCOME FUND (CONCLUDED)

--------------------------------------------------------------------------------
* Non-income producing security.

(A) Bond currently in default

(B) Delayed Interest (Step-Bonds) -- Represents securities that remain zero-coupon securities until a predetermined date at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. The interest rates disclosed represent current yields at September 30, 2000, based upon the estimated timing and amount of future interest and principal payments.

(C) Security sold within terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "qualified institutional investors." These securities have been determined to be liquid under guidelines established by the Board of Directors.

(D) Represents a foreign high yield (non-investment grade) bond. On September 30, 2000, the total market value of these investments was $16,400,471 or 6.26% of total net assets.

(E) Securities considered illiquid or restricted. See also the notes to the financial statements.

(F) Variable Rate Security -- the rate reported on the Statement of Net Assets is the rate in effect as of September 30, 2000.

(G) This money market fund is advised by the U.S. Bank National Association who also serves as advisor for this fund. See also the notes to the financial statements.

(H) In U.S. dollars unless otherwise indicated.

(I) On September 30, 2000, the total cost of investments purchased on a when-issued basis was $2,019,375.

(J) Other assets and liabilities representing greater than five percent of total assets include the following (000):

       Collateral for securities loaned, at value     $35,643
       Payable upon return of securities loaned       (35,643)

(K) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 4.25%.

(L) Class B has a contingent deferred sales charge. For a description of a possible redemption charge, see the notes to the financial statements.

(M) Class C has a contingent deferred sales charge. For a description of a possible redemption charge, see the notes to the financial statements.

(N) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 1.00%.

--------------------------------------------------------------------------------
CD--Canadian Dollar
DK--Danish Kroner
EU--Euro
FFCB--Federal Farm Credit Bank
FHLB--Federal Home Loan Bank
FHLMC--Federal Home Loan Mortgage Corporation
FNMA--Federal National Mortgage Association
GNMA--Government National Mortgage Association
HF--Hungarian Forint
PIK--Payment-in-Kind interest is generally paid by issuing additional par of the security rather than paying cash.
TBA--To Be Announced
VRR--Value Recovery Right
ZR--South African Rand

The accompanying notes are an integral part of the financial statements.

(34      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

                 (This page has been left blank intentionally.)

STATEMENT OF ASSETS AND LIABILITIES September 30, 2000, in thousands, except outstanding shares


                                                                                              CORPORATE
                                                                                              BOND FUND
-------------------------------------------------------------------------------------------------------
ASSETS:
Investment securities, at value (cost $89,397)                                                $  89,719
RECEIVABLES:
Accrued income                                                                                    1,654
Investment securities sold                                                                        4,811
Capital shares sold                                                                                 145
Collateral for securities loaned, at value                                                       19,710
Other assets                                                                                        214
-------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                    116,253
=======================================================================================================
LIABILITIES:
PAYABLES:
Securities purchased                                                                              5,320
Capital shares redeemed                                                                              15
Payable upon return of securities loaned                                                         19,710
Other liabilities                                                                                   201
-------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                25,246
=======================================================================================================
TOTAL NET ASSETS                                                                                 91,007
=======================================================================================================
COMPOSITION OF NET ASSETS:
Portfolio capital -- Class A ($0.0001 par value - 2 billion authorized) based on 76,851
 outstanding shares                                                                                 767
Portfolio capital - Class B ($0.001 par value - 2 billion authorized) based on 10,320
 outstanding shares                                                                                 102
Portfolio capital - Class C ($0.0001 par value - 2 billion authorized) based on 14,327
 outstanding shares                                                                                 141
Portfolio capital - Class Y ($0.0001 par value - 2 billion authorized) based on 8,976,197
 outstanding shares                                                                              89,310
Undistributed net investment income                                                                  83
Accumulated net realized gain on investments                                                        282
Net unrealized appreciation of investments                                                          322
-------------------------------------------------------------------------------------------------------
TOTAL NET ASSETS                                                                              $  91,007
=======================================================================================================
NET ASSET VALUE AND REDEMPTION PRICE PER SHARE - CLASS A                                      $   10.03
=======================================================================================================
MAXIMUM SALES CHARGE OF 4.25%                                                                      0.45
=======================================================================================================
OFFERING PRICE PER SHARE - CLASS A (1)                                                        $   10.48
=======================================================================================================
NET ASSET VALUE AND REDEMPTION PRICE PER SHARE - CLASS B (2)                                  $   10.02
=======================================================================================================
NET ASSET VALUE PER SHARE - CLASS C (3)                                                       $   10.01
=======================================================================================================
MAXIMUM SALES CHARGE OF 1.00%                                                                      0.10
=======================================================================================================
OFFERING PRICE PER SHARE - CLASS C (4)                                                        $   10.11
=======================================================================================================
NET ASSET VALUE, OFFERING PRICE AND REDEMPTION PRICE PER SHARE - CLASS Y                      $   10.03
=======================================================================================================

(1) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 4.25%.

(2) Class B has a contingent deferred sales charge. For a description of a possible redemption charge, see the notes to the financial statements.

(3) Class C has a contingent deferred sales charge. For a description of a possible redemption charge, see the notes to the financial statements.

(4) The offering price is calculated by dividing the net asset value by 1 minus the maximum sales charge of 1.00%.

The accompanying notes are an integral part of the financial statements.

(36      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

STATEMENTS OF OPERATIONS for the year ended September 30, 2000, in thousands


                                                         CORPORATE   FIXED INCOME   INTERMEDIATE TERM   LIMITED TERM     STRATEGIC
                                                      BOND FUND(1)           FUND         INCOME FUND    INCOME FUND   INCOME FUND
----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:
Interest                                                   $ 3,505+       $93,047+            $26,625+       $10,597+      $22,574+
Fee Income                                                      --            499                  --             --            33
Dividends                                                       --             --                  --             --            78
----------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENT INCOME                                      3,505         93,546              26,625         10,597        22,685
==================================================================================================================================
EXPENSES:
Investment advisory fees                                       297          9,725               2,860          1,133         1,706
Less: Waiver of investment advisory fees                      (208)        (2,615)               (707)          (797)          (33)
Administrator fees                                              46          1,510                 444            175           265
Transfer agent fees                                             47            415                  65            200           129
Custodian fees                                                  13            417                 123             48            73
Directors' fees                                                  1             22                   6              2             4
Registration fees                                               10             54                  13              6            15
Professional fees                                                1             34                  10              4             6
Printing                                                         3             92                  27             11            16
Distribution fees - Class A                                      1            299                  79            135            53
Less: Waiver of distribution fees - Class A                     --             --                 (32)           (56)           --
Distribution fees - Class B                                     --            127                  --             --            11
Distribution fees - Class C                                      1              7                  --             --             8
Less: Waiver of distribution fees - Class C                     --             (1)                 --             --            --
Other                                                            2             66                  20              8            11
----------------------------------------------------------------------------------------------------------------------------------
TOTAL NET EXPENSES                                             214         10,152               2,908            869         2,264
==================================================================================================================================
INVESTMENT INCOME - NET                                      3,291         83,394              23,717          9,728        20,421
==================================================================================================================================
REALIZED AND UNREALIZED GAINS
(LOSSES) ON INVESTMENTS AND FOREIGN
CURRENCY TRANSACTIONS - NET:
Net realized gain (loss) on investments                        282         (9,783)             (6,783)          (965)       (3,432)
Net realized loss on forward foreign currency contracts
 and foreign currency transactions                              --             --                  --             --        (2,751)
Net change in unrealized appreciation or depreciation
 of investments                                                322         15,397               7,301          1,545          (558)
Net change in unrealized appreciation or depreciation
 of forward foreign currency contracts, foreign
 currency and translation of other assets and liabilities
 denominated in foreign currency                                --             --                  --             --           (28)
----------------------------------------------------------------------------------------------------------------------------------
NET GAIN (LOSS) ON INVESTMENTS                                 604          5,614                 518            580        (6,769)
==================================================================================================================================
NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS                                           $ 3,895        $89,008             $24,235        $10,308       $13,652
==================================================================================================================================

+ Includes income from securities lending program. See the Notes to the Financial Statements for additional information.

(1)  Commenced operations on February 1, 2000.


The accompanying notes are an integral part of the financial statements.

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      37)

STATEMENTS OF CHANGES IN NET ASSETS in thousands


                                                                           CORPORATE                         FIXED
                                                                        BOND FUND(3)                   INCOME FUND
------------------------------------------------------------------------------------------------------------------
                                                                              2/1/00        10/1/99        10/1/98
                                                                                  to             to             to
                                                                             9/30/00        9/30/00        9/30/99
------------------------------------------------------------------------------------------------------------------
OPERATIONS:
Investment income - net                                                   $    3,291     $   83,394     $   77,815
Net realized gain (loss) on investments                                          282         (9,783)         6,020
Net realized loss on forward foreign currency contracts and foreign
 currency transactions                                                            --             --             --
Net change in unrealized appreciation or depreciation
 of investments                                                                  322         15,397       (119,762)
Net change in unrealized appreciation or depreciation of forward foreign currency contracts, foreign currency and translation of
 other assets and liabilities denominated in foreign currency                     --             --             --
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations                3,895         89,008        (35,927)
------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
Investment income - net:
  Class A                                                                        (28)        (6,839)        (8,415)
  Class B                                                                         (1)          (641)          (757)
  Class C                                                                         (3)           (28)           (12)
  Class Y                                                                     (3,176)       (75,402)       (68,379)
Net realized gain on investments:
  Class A                                                                         --             --         (2,343)
  Class B                                                                         --             --           (215)
  Class C                                                                         --             --             --
  Class Y                                                                         --             --        (15,597)
------------------------------------------------------------------------------------------------------------------
Total distributions                                                           (3,208)       (82,910)       (95,718)
------------------------------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS(1):
Class A:
  Proceeds from sales                                                            806         38,076         19,270
  Shares issued in connection with the acquisition of the
   Intermediate Government Bond Fund and Adjustable
   Rate Mortgage Securities Fund, respectively                                    --             --             --
  Reinvestment of distributions                                                   27          4,779          5,331
  Payments for redemptions                                                       (66)       (69,558)       (77,045)
------------------------------------------------------------------------------------------------------------------
Increase (decrease) in net assets from
  Class A transactions                                                           767        (26,703)       (52,444)
------------------------------------------------------------------------------------------------------------------
Class B:
  Proceeds from sales                                                            103          1,910          4,356
  Reinvestment of distributions                                                    1            546            851
  Payments for redemptions                                                        (2)        (5,561)        (6,228)
------------------------------------------------------------------------------------------------------------------
Increase (decrease) in net assets from
  Class B transactions                                                           102         (3,105)        (1,021)
------------------------------------------------------------------------------------------------------------------
Class C:
  Proceeds from sales                                                            139            268            747
  Reinvestment of distributions                                                    2             20             10
  Payment for redemptions                                                         --           (437)           (22)
------------------------------------------------------------------------------------------------------------------
Increase (decrease) in net assets from
  Class C transactions                                                           141           (149)           735
------------------------------------------------------------------------------------------------------------------
Class Y:
  Proceeds from sales                                                         90,427        357,222        422,896
  Shares issued in connection with the acquisition of the
   Intermediate Government Bond Fund and Adjustable
   Rate Mortgage Fund respectively                                                --             --             --
  Shares issued in connection with acquisition of Piper Common
   Trust Fund                                                                     --             --          3,300
  Reinvestment of distributions                                                  130         23,873         45,723
  Payments for redemptions                                                    (1,247)      (327,080)      (328,293)
------------------------------------------------------------------------------------------------------------------
Increase (decrease) in net assets from Class Y transactions                   89,310         54,015        143,626
------------------------------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions             90,320         24,058         90,896
------------------------------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                                       91,007         30,156        (40,749)
NET ASSETS AT BEGINNING OF PERIOD                                                 --      1,392,391      1,433,140
==================================================================================================================
NET ASSETS AT END OF PERIOD (2)                                           $   91,007     $1,422,547     $1,392,391
==================================================================================================================

(1)  See Note 4 in Notes to Financial Statements for additional information.

(2)  Includes undistributed (distributions in excess of) net investment income
     (000) of $83 and $0 for Corporate Bond Fund, $1,012 and $528 for Fixed Income Fund, $485 and $242 for Intermediate Term Income Fund, $558 and $36 for Limited Term Income Fund, and $(608) and $252 for Strategic Income Fund at September 30, 2000, and September 30, 1999, respectively.

(3)  Commenced operations on February 1, 2000.

The accompanying notes are an integral part of the financial statements.

(38      FIRST AMERICAN FUNDS ANNUAL REPORT 2000


         INTERMEDIATE TERM              LIMITED TERM                   STRATEGIC
               INCOME FUND               INCOME FUND                 INCOME FUND
--------------------------------------------------------------------------------
    10/1/99        10/1/98      10/1/99      10/1/98      10/1/99        10/1/98
         to             to           to           to           to             to
    9/30/00        9/30/99      9/30/00      9/30/99      9/30/00        9/30/99
--------------------------------------------------------------------------------

 $   23,717     $   22,250    $   9,728    $   7,695    $  20,421       $ 13,597
     (6,783)         2,086         (965)        (134)      (3,432)        (2,471)

         --             --           --           --       (2,751)          (179)

      7,301        (25,022)       1,545       (2,495)        (558)        (5,283)


         --             --           --           --          (28)            (2)
--------------------------------------------------------------------------------
     24,235           (686)      10,308        5,066       13,652          5,662
--------------------------------------------------------------------------------


     (1,766)        (2,015)      (3,039)        (261)      (1,808)        (2,478)
         --             --           --           --          (77)           (28)
         --             --           --           --          (88)           (20)
    (21,680)       (20,109)      (6,167)      (7,402)     (16,557)       (10,263)

         --           (564)          --           --           --             --
         --             --           --           --           --             --
         --             --           --           --           --             --
         --         (5,033)          --           --           --             --
--------------------------------------------------------------------------------
    (23,446)       (27,721)      (9,206)      (7,663)     (18,530)       (12,789)
--------------------------------------------------------------------------------


      8,716          3,890        2,397        2,074        1,888          1,712


      4,887             --       86,234           --           --             --
      1,502          1,494        1,759          240          788          1,135
    (19,764)       (17,426)     (15,468)      (1,945)      (8,259)       (15,021)
--------------------------------------------------------------------------------

     (4,659)       (12,042)      74,922          369       (5,583)       (12,174)
--------------------------------------------------------------------------------

         --             --           --           --          846            737
         --             --           --           --           50             21
         --             --           --           --         (258)           (60)
--------------------------------------------------------------------------------

         --             --           --           --          638            698
--------------------------------------------------------------------------------

         --             --           --           --          474          1,077
         --             --           --           --           71             12
         --             --           --           --         (334)           (11)
--------------------------------------------------------------------------------

         --             --           --           --          211          1,078
--------------------------------------------------------------------------------

     72,208         74,471       24,674       29,463       82,437        149,128


    128,403             --          430           --           --             --

         --             --           --           --           --             --
      8,953         11,328        1,978        2,715        3,762          6,602
   (177,559)      (141,923)     (54,862)     (83,282)     (28,758)       (18,800)
--------------------------------------------------------------------------------

     32,005        (56,124)     (27,780)     (51,104)      57,441        136,930
--------------------------------------------------------------------------------

     27,346        (68,166)      47,142      (50,735)      52,707        126,532
--------------------------------------------------------------------------------
     28,135        (96,573)      48,244      (53,332)      47,829        119,405
    383,229        479,802      124,840      178,172      214,280         94,875
================================================================================
 $  411,364     $  383,229    $ 173,084    $ 124,840    $ 262,109       $214,280
================================================================================

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      39)

FINANCIAL HIGHLIGHTS For a share outstanding, throughout the periods ended September 30, unless otherwise indicated.


                                         REALIZED AND
                NET ASSET                  UNREALIZED     DIVIDENDS
                    VALUE          NET       GAINS OR      FROM NET   DISTRIBUTIONS
                BEGINNING   INVESTMENT    (LOSSES) ON    INVESTMENT            FROM
                OF PERIOD       INCOME    INVESTMENTS        INCOME   CAPITAL GAINS
------------------------------------------------------------------------------------
CORPORATE BOND FUND(1)
Class A
 2000           $  10.00      $  0.48        $  0.02       $ (0.47)       $    --
Class B
 2000           $  10.00      $  0.45        $  0.01       $ (0.44)       $    --
Class C
 2000           $  10.00      $  0.45        $ (0.01)      $ (0.43)       $    --
Class Y
 2000           $  10.00      $  0.49        $  0.02       $ (0.48)       $    --
FIXED INCOME FUND
Class A
 2000           $  10.65      $  0.61        $  0.04       $ (0.61)       $    --
 1999              11.69         0.59          (0.89)        (0.59)         (0.15)
 1998              10.97         0.57           0.73         (0.57)         (0.01)
 1997              10.77         0.59           0.27         (0.59)         (0.07)
 1996              10.98         0.61          (0.11)        (0.61)         (0.10)
Class B
 2000           $  10.58      $  0.53        $  0.05       $ (0.53)       $    --
 1999              11.63         0.51          (0.90)        (0.51)         (0.15)
 1998              10.91         0.49           0.73         (0.49)         (0.01)
 1997              10.72         0.51           0.26         (0.51)         (0.07)
 1996              10.94         0.52          (0.11)        (0.53)         (0.10)
Class C
 2000           $  10.64      $  0.52        $  0.04       $ (0.54)       $    --
 1999(2)           11.33         0.38          (0.69)        (0.38)            --
Class Y
 2000           $  10.65      $  0.63        $  0.04       $ (0.63)       $    --
 1999              11.69         0.61          (0.89)        (0.61)         (0.15)
 1998              10.96         0.60           0.74         (0.60)         (0.01)
 1997              10.76         0.62           0.27         (0.62)         (0.07)
 1996              10.97         0.63          (0.11)        (0.63)         (0.10)
INTERMEDIATE TERM INCOME
FUND
Class A
 2000           $   9.80      $  0.54        $    --       $ (0.55)       $    --
 1999              10.45         0.51          (0.54)        (0.50)         (0.12)
 1998              10.00         0.53           0.47         (0.53)         (0.02)
 1997               9.93         0.55           0.15         (0.56)         (0.07)
 1996               9.94         0.55             --         (0.55)         (0.01)
Class Y
 2000           $   9.77      $  0.56        $    --       $ (0.56)       $    --
 1999              10.42         0.52          (0.53)        (0.52)         (0.12)
 1998               9.98         0.53           0.46         (0.53)         (0.02)
 1997               9.93         0.55           0.13         (0.56)         (0.07)
 1996               9.94         0.55             --         (0.55)         (0.01)
------------------------------------------------------------------------------------

  + Returns are for the period indicated and have not been annualized.
(A) Excluding sales charges.
(1) Commenced operations on February 1, 2000. All ratios for the period have been annualized.
(2) Shares have been offered since February 1, 1999. All ratios for the period have been annualized.

The accompanying notes are an integral part of the financial statements.

(40      FIRST AMERICAN FUNDS ANNUAL REPORT 2000


                                                                                        RATIO OF NET
                                                                             RATIO OF     INVESTMENT
                                                          RATIO OF NET    EXPENSES TO      INCOME TO
  NET ASSET                                    RATIO OF     INVESTMENT        AVERAGE        AVERAGE
      VALUE                    NET ASSETS   EXPENSES TO      INCOME TO     NET ASSETS     NET ASSETS    PORTFOLIO
     END OF         TOTAL          END OF       AVERAGE        AVERAGE     (EXCLUDING     (EXCLUDING     TURNOVER
     PERIOD    RETURN (A)    PERIOD (000)    NET ASSETS     NET ASSETS       WAIVERS)       WAIVERS)         RATE
------------------------------------------------------------------------------------------------------------------

  $  10.03          5.17%+    $      771         0.72%           7.52%          1.24%          7.00%         124%

  $  10.02          4.70%+    $      103         1.48%           6.86%          1.99%          6.35%         124%

  $  10.01          4.54%+    $      143         1.48%           6.79%          1.99%          6.28%         124%

  $  10.03          5.32%+    $   89,990         0.48%           7.75%          0.99%          7.24%         124%


  $  10.69          6.33%     $  110,490         0.95%           5.76%          1.14%          5.57%          54%
     10.65         (2.67)        137,133         0.95            5.29           1.14           5.10           90
     11.69         12.29         205,237         0.95            5.10           1.11           4.94          147
     10.97          8.26           8,535         0.95            5.44           1.13           5.26          130
     10.77          4.64           8,332         0.95            5.55           1.12           5.38          108

  $  10.63          5.70%     $   11,550         1.70%           5.02%          1.89%          4.83%          54%
     10.58         (3.48)         14,639         1.70            4.53           1.89           4.34           90
     11.63         11.54          17,242         1.70            4.35           1.86           4.19          147
     10.91          7.40          15,253         1.70            4.68           1.88           4.50          130
     10.72          3.93          16,092         1.70            4.81           1.87           4.64          108

  $  10.66          5.50%     $      566         1.70%           5.02%          1.89%          4.83%          54%
     10.64         (2.75)+           719         1.35            5.09           1.89           4.55           90

  $  10.69          6.59%     $1,299,941         0.70%           6.03%          0.89%          5.84%          54%
     10.65         (2.44)      1,239,900         0.70            5.57           0.89           5.38           90
     11.69         12.66       1,210,661         0.70            5.35           0.86           5.19          147
     10.96          8.54         705,719         0.70            5.71           0.88           5.53          130
     10.76          4.90         391,211         0.70            5.81           0.87           5.64          108


  $   9.79          5.69%     $   29,645         0.85%           5.21%          1.01%          5.05%          83%
      9.80         (0.20)         34,365         0.85            5.01           1.12           4.74           65
     10.45         10.35          49,130         0.70            5.22           1.11           4.81          166
     10.00          7.19           2,484         0.70            5.51           1.17           5.04          165
      9.93          5.63           2,213         0.70            5.43           1.13           5.00          161

  $   9.77          5.97%     $  381,719         0.70%           5.85%          0.87%          5.68%          83%
      9.77         (0.06)        348,864         0.70            5.17           0.87           5.00           65
     10.42         10.27         430,672         0.70            5.24           0.86           5.08          166
      9.98          6.98         324,250         0.70            5.51           0.92           5.29          165
      9.93          5.63          98,702         0.70            5.45           0.88           5.27          161
------------------------------------------------------------------------------------------------------------------

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      41)

FINANCIAL HIGHLIGHTS For a share outstanding, throughout the periods ended September 30, unless otherwise indicated.


                                               REALIZED AND
                      NET ASSET                  UNREALIZED     DIVIDENDS
                          VALUE          NET       GAINS OR      FROM NET   DISTRIBUTIONS
                      BEGINNING   INVESTMENT    (LOSSES) ON    INVESTMENT            FROM
                      OF PERIOD       INCOME    INVESTMENTS        INCOME   CAPITAL GAINS
------------------------------------------------------------------------------------------
LIMITED TERM INCOME FUND
Class A
 2000                  $  9.86      $  0.58        $  0.02       $ (0.55)         $ --
 1999                    10.04         0.52          (0.18)        (0.52)           --
 1998                     9.94         0.53           0.10         (0.53)           --
 1997                     9.91         0.56           0.03         (0.56)           --
 1996                     9.92         0.58          (0.01)        (0.58)           --
Class Y
 2000                  $  9.87      $  0.59        $  0.01       $ (0.56)         $ --
 1999                    10.04         0.52          (0.17)        (0.52)           --
 1998                     9.94         0.53           0.10         (0.53)           --
 1997                     9.91         0.56           0.03         (0.56)           --
 1996                     9.92         0.58          (0.01)        (0.58)           --
STRATEGIC INCOME FUND
Class A
 2000(3)               $  9.09      $  0.64        $ (0.15)      $ (0.67)         $ --
 1999(3)                  9.27         0.78          (0.25)        (0.71)           --
 1998(1)                 10.00         0.13          (0.75)        (0.11)           --
Class B
 2000(3)               $  9.07      $  0.56        $ (0.14)      $ (0.60)         $ --
 1999(3)                  9.27         0.71          (0.26)        (0.65)           --
 1998(1)                 10.00         0.09          (0.71)        (0.11)           --
Class C
 2000(3)               $  9.08      $  0.59        $ (0.14)      $ (0.63)         $ --
 1999(2)(3)               9.57         0.45          (0.47)        (0.47)           --
Class Y
 2000(3)               $  9.09      $  0.66        $ (0.14)      $ (0.69)         $ --
 1999(3)                  9.27         0.80          (0.25)        (0.73)           --
 1998(1)                 10.00         0.14          (0.75)        (0.12)           --
------------------------------------------------------------------------------------------

  + Returns are for the period indicated and have not been annualized.
(A) Excluding sales charges.
(1) Commenced operations July 24, 1998. All ratios for the period have been annualized.
(2) Class C shares have been offered since February 1, 1999. All ratios for the period have been annualized.
(3) Per share data calculated using average shares outstanding method.


The accompanying notes are an integral part of the financial statements.

(42      FIRST AMERICAN FUNDS ANNUAL REPORT 2000


                                                                                       RATIO OF NET
                                                                            RATIO OF     INVESTMENT
                                                         RATIO OF NET    EXPENSES TO      INCOME TO
 NET ASSET                                   RATIO OF      INVESTMENT        AVERAGE        AVERAGE
     VALUE                   NET ASSETS   EXPENSES TO       INCOME TO     NET ASSETS     NET ASSETS    PORTFOLIO
    END OF         TOTAL         END OF       AVERAGE         AVERAGE     (EXCLUDING     (EXCLUDING     TURNOVER
    PERIOD    RETURN (A)   PERIOD (000)    NET ASSETS      NET ASSETS       WAIVERS)       WAIVERS)         RATE
-----------------------------------------------------------------------------------------------------------------


  $  9.91          6.30%      $ 80,992          0.60%           6.12%          1.13%          5.59%          95%
     9.86          3.43          5,318          0.60            5.16           1.12           4.64           65
    10.04          6.55          5,036          0.60            5.33           1.12           4.81          112
     9.94          6.09          7,152          0.60            5.61           1.15           5.06          147
     9.91          5.93          7,627          0.60            5.80           1.09           5.31           61

  $  9.91          6.29%      $ 92,092          0.51%           5.94%          0.98%          5.47%          95%
     9.87          3.53        119,522          0.60            5.15           0.87           4.88           65
    10.04          6.55        173,136          0.60            5.33           0.87           5.06          112
     9.94          6.09        184,368          0.60            5.60           0.90           5.30          147
     9.91          5.93         93,588          0.60            5.80           0.84           5.56           61


  $  8.91          5.56%      $ 21,737          1.15%           7.08%          1.17%          7.06%          90%
     9.09          5.73         27,768          1.15            8.30           1.21           8.24           40
     9.27         (6.17)+       40,270          1.15            8.19           1.30           8.04           61

  $  8.89          4.83%      $  1,401          1.90%           6.20%          1.91%          6.19%          90%
     9.07          4.90            788          1.90            7.56           1.96           7.50           40
     9.27         (6.19)+          114          1.90            7.44           2.05           7.29           61

  $  8.90          5.16%      $  1,241          1.65%           6.46%          1.73%          6.38%          90%
     9.08         (0.28)+        1,058          1.55            7.34           1.90           6.99           40

  $  8.92          5.94%      $237,730          0.90%           7.26%          0.91%          7.25%          90%
     9.09          5.96        184,666          0.90            8.56           0.93           8.53           40
     9.27         (6.13)+       54,491          0.90            8.44           1.05           8.29           61
-----------------------------------------------------------------------------------------------------------------

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      43)

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000


1 >  ORGANIZATION

     The First American Corporate Bond Fund, Fixed Income Fund, Intermediate Term Income Fund, Limited Term Income Fund, and Strategic Income Fund are mutual funds offered by First American Investment Funds, Inc. ("FAIF") (each a "Fund" collectively, "the Funds"). Other mutual funds that are offered by FAIF but are not included in this report are: Arizona Tax Free Fund, California Intermediate Tax Free Fund, California Tax Free Fund, Colorado Intermediate Tax Free Fund, Colorado Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund, Oregon Intermediate Tax Free Fund, Tax Free Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Small Cap Value Fund, Small Cap Growth Fund, Emerging Markets Fund, International Index Fund, International Fund, Health Sciences Fund, Real Estate Securities Fund and Technology Fund. FAIF is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The FAIF articles of incorporation permit the Board of Directors to create additional funds in the future.

     These Funds offer Class A and Class Y shares. Corporate Bond Fund, Fixed Income Fund and Strategic Income Fund also offer Class B and Class C shares. Class A shares are sold with a front-end sales charge. Class B shares are subject to a contingent deferred sales charge for six years and automatically convert to Class A shares after eight years. Class C shares are sold with a front-end sales charge and are subject to a contingent deferred sales charge for 18 months. Class Y shares have no sales charge and are offered only to qualifying institutional investors.

     The Funds' prospectuses provide a description of each Fund's investment objectives, policies and strategies. All classes of shares have identical voting, dividend, liquidation and other rights, and the same terms and conditions, except that the level of distribution fees charged may differ among classes.

2 >  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies followed by the Funds are as follows:

     SECURITY VALUATION - Security valuations for the Funds' investments are furnished by an independent pricing service that has been approved by the Board of Directors. Investments in equity securities that are traded on a national securities exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such securities on each business day. Other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Debt obligations exceeding sixty days to maturity are valued by an independent pricing service. The pricing service may employ methodologies that utilize actual market transactions, broker-dealer supplied valuations, or other electronic data processing techniques. These techniques generally consider such factors as yields or prices of bonds of comparable quality, type of issue, coupon, maturity, ratings and general market conditions. Securities for which prices are not available from an independent pricing service but where an active market exists are valued using market quotations obtained from one or more dealers that make markets in the securities or from a widely-used quotation system. When market quotations are not readily available, securities are valued at fair value as determined in good faith by procedures established and approved by the Board of Directors. Debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Foreign securities are valued at the closing prices on the principal exchanges on which they trade. The prices for foreign securities are reported in local currency and converted to U.S. dollars using currency exchange rates. Exchange rates are provided daily by recognized independent pricing agents.

     SECURITY TRANSACTIONS AND INVESTMENT INCOME - The Funds record security transactions on the trade date of the security purchase or sale. Dividend income is recorded on the ex-dividend date. Interest income, including amortization of bond premium and discount, is recorded on the accrual basis. Security gains and losses are determined on the basis of identified cost, which is the same basis used for Federal income tax purposes.

(44      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

     DISTRIBUTIONS TO SHAREHOLDERS - The Funds declare and pay income dividends monthly.

     Any net realized capital gains on sales of securities for a Fund are distributed to shareholders at least annually.

     FEDERAL TAXES - It is each Fund's intention to continue to qualify as a regulated investment company and distribute all of its taxable income. Accordingly, no provision for Federal income taxes is required. For Federal income tax purposes, required distributions related to realized gains from security transactions are computed as of September 30th and October 31st.

     Net investment income and net realized gains or losses may differ for financial statement and tax purposes because of temporary or permanent book/tax differences. These differences are primarily due to losses deferred due to wash sales and foreign currency gains and losses.

     The character of distributions made during the year from net investment income or net realized gains may differ from its ultimate characterization for Federal income tax purposes. In addition, due to the timing of dividend distributions, the fiscal year in which the amounts are distributed may differ from the year that the income or realized gains or losses were recorded by the Fund. To the extent these differences are permanent, adjustments are made to the appropriate equity accounts in the period that the difference arises.

     As of September 30, 2000, the Strategic Income Fund reclassified (000) ($2,751) from accumulated net realized foreign exchange loss to undistributed net investment income. The Limited Term Income Fund reclassified (000) $94,747 from accumulated net realized capital loss to additional paid-in capital to reflect the expiration or limitation on the use of capital loss carryovers for tax purposes. The reclassification had no effect on net assets or net asset values per share.

     As of September 30, 2000, the following funds have capital loss carryforwards (CLC) (000):

                                           POST          CLC
                                          OCTOBER       AMOUNT   EXPIRATION DATE
     ---------------------------------------------------------------------------
     Fixed Income Fund*                    $9,451      $91,517         2001-2008
     Intermediate Term Income Fund*         6,815       12,212         2002-2008
     Limited Term Income Fund*              1,403       12,284         2001-2008
     Strategic Income Fund                  3,084       17,847         2001-2008
     ---------------------------------------------------------------------------

     *In accordance with Section 382 of the Internal Revenue Code, utilization of the capital loss carryover is limited in the Fixed Income Fund, Intermediate Term Income Fund and Limited Term Income Fund to $20,311,000, $2,720,000 and $4,966,000, respectively per year.

     FOREIGN CURRENCY TRANSLATION - The books and records of the Strategic Income Fund are maintained in U.S. dollars on the following bases:

     * market value of investment securities, assets and liabilities at the current rate of exchange; and

     * purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

     The Strategic Income Fund does not isolate the portion of gains and losses on investments in equity securities that is due to changes in the foreign exchange rates from that which is due to changes in market prices of equity securities. The Strategic Income Fund does isolate the effect of fluctuations in foreign currency rates when determining the gain or loss upon sale or maturity of foreign currency denominated debt obligations pursuant to the Federal income tax regulations. Such amounts are categorized as foreign currency gain or loss for both financial reporting and income tax reporting purposes.

     The Strategic Income Fund reports certain foreign currency related transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income for Federal income tax purposes.

     EXPENSES - Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses are allocated to the Funds on the basis of relative net assets. Class specific expenses, such as the 12b-1 fees, are borne by that class. Income, other expenses and realized and unrealized gains and losses of a Fund are allocated to the respective class on the basis of the relative net assets each day.

     SECURITIES LENDING - Each Fund may lend up to one-third of the value of its total assets to broker-dealers, banks or other institutional borrowers of securities in order to earn additional income. Each Fund's policy is to maintain collateral in the form of cash, United States Government securities or other high grade debt obligations equal to at least 100% of the value of securities loaned. The collateral is then marked to market daily until the securities are returned.

     SECURITIES PURCHASED ON A WHEN-ISSUED BASIS - Delivery and payment for securities which have been purchased by a Fund on a forward commitment or when-issued basis can take place up to a month or more after the transaction date. During this period, such securities are subject to market fluctuations and the portfolio maintains, in a segregated account with its custodian, assets with a market

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      45)

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000


     value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued or forward commitment basis may increase the volatility of the Fund's net asset value if the Fund makes such purchases while remaining substantially fully invested. At September 30, 2000, Fixed Income Fund and Strategic Income Fund had outstanding when-issued commitments of $24,232,500 and $2,019,375, respectively.

     In connection with the ability to purchase securities on a when-issued basis, the Fixed Income, Intermediate Term Income and Strategic Income Funds may enter into dollar rolls in which the Fund sells securities purchased on a forward commitment basis and simultaneously contracts with a counterparty to repurchase similar (same type, coupon, and maturity) but not identical securities on a specified future date. Dollar rolls are considered a form of leverage. As an inducement to "roll over" its purchase commitments, the Fund receives negotiated fees. For the year ended September 30, 2000, the fees earned by each Fund are as follows:

                                                               FEE INCOME EARNED
     ---------------------------------------------------------------------------
     Fixed Income Fund                                              $499,125
     Strategic Income Fund                                            32,791
     ---------------------------------------------------------------------------

     ILLIQUID OR RESTRICTED SECURITIES - As of September 30, 2000, investments in securities in the Strategic Income Fund included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Directors as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of September 30, 2000 was $5,938,000, which represents 2.27% of the Fund's net assets. Information concerning restricted securities is as follows:

                                                           DATES
     SECURITY                                PAR        ACQUIRED      COST BASIS
     ---------------------------------------------------------------------------
     Acme Television                  $  500,000       9/97-3/99      $  410,892
     AEI Holdings                        550,000       9/98-3/99         533,813
     AEI Resources                       150,000           12/98         150,000
     Aircraft Finance Trust            1,000,000            2/00         917,422
     Glenoit                             100,000       3/97-8/97         103,155
     Hyundai Semiconductor             1,000,000            2/00         900,625
     Medianews Group                         500            1/00              --
     Nextel Communications             1,400,000       2/98-6/99         874,707
     Nextlink Communications             100,000            2/98          99,798
     Nuevo Grupo Lusacell              1,000,000            2/00       1,065,000
     Republic Technologies               250,000            8/99         246,775
     United International Holdings     1,050,000      2/98-10/99         656,444
     Wesco Distribution                  475,000       5/98-7/99         470,694
     ---------------------------------------------------------------------------

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amount of net assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

3 >  FEES AND EXPENSES

     ADVISORY FEES - Pursuant to an investment advisory agreement (the "Agreement"), First American Asset Management (the "Advisor"), a division of U.S. Bank National Association ("U.S. Bank") manages each Fund's assets and furnishes related office facilities, equipment, research and personnel. The Agreement requires each Fund to pay the Advisor a monthly fee based upon average daily net assets. The fee for each Fund is equal to an annual rate of 0.70% of the average daily net assets. The Advisor intends to waive fees during the current fiscal year so that total fund operating expenses do not exceed expense limitations described in the Funds' prospectuses. Fee waivers may be discontinued at any time.

     The Funds may invest in First American Funds, Inc. ("FAF"), subject to certain limitations. The terms of such transactions are identical to those of non-related entities except that, to avoid duplicative investment advisory fees, the Advisor reimburses each FAIF Fund an amount equal to the investment advisory fee earned by FAF related to such investments.

(46      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

     SUB-ADVISOR FEES - Federated Global Research Corp., a subsidiary of Federated Investors, Inc. serves as sub-advisor to the Strategic Income Fund under an agreement with the Advisor (the "Sub-Advisory Agreement"). For their services under the Sub-Advisory agreement, they are paid a monthly fee by the Advisor calculated on an annual basis equal to 0.20% of the first $25 million of the Fund's average daily net assets, 0.165% of the Fund's average daily net assets in excess of $25 million up to $50 million, 0.13% of the Fund's average daily net assets in excess of $50 million up to $100 million and 0.105% of the Fund's average daily net assets in excess of $100 million.

     ADMINISTRATION FEES - SEI Investments Mutual Funds Services ("SIMFS") provided administrative services, including certain accounting, legal, and shareholder services to the First American Family of Funds from October 1, 1999 through December 31, 1999. Effective January 1, 2000 U.S. Bank was appointed as the administrator and began providing administrative services to the First American Family of Funds. Under both arrangements, the Funds are charged an annual rate of 0.12% of each FAIF Fund's average daily net assets, with a minimum annual fee of $50,000. To the extent that aggregate net assets of the First American Family of Funds exceed $8 billion, the annual rate for each FAIF Fund is reduced to 0.105% of its relative share of excess net assets. Fees are computed daily and paid monthly.

     SUB-ADMINISTRATION FEES - U.S. Bank assisted SIMFS and provided sub-administration services for the Funds from October 1, 1999 through December 31, 1999. For these services SIMFS compensated U.S. Bank, as sub-administrator, monthly at an annual rate of up to 0.05% of each Fund's average daily net assets. The fees for each Fund from October 1, 1999 through December 31, 1999 were approximately 0.017% of average daily net assets. Under this arrangement, SIMFS paid U.S. Bank $2,646,000 in aggregate for this three month period for the First American Family of Funds.

     Effective January 1, 2000 SIMFS was appointed sub-administrator and began assisting U.S. Bank in providing sub-administration services for the Funds. For these services, U.S. Bank compensates SIMFS monthly at an annual rate equal to 0.05% of aggregate average daily net assets of FAIF. In addition, SIMFS also receives 0.015% on assets up to $34.5 billion, 0.0075% on the next $25.5 billion and 0.005% on assets over $60 billion for all Funds. There is a minimum fee of $50,000 per Fund (the oldest 38 Funds are excluded). U.S. Bank paid SIMFS $8,501,000 in aggregate from January 1, 2000 through September 30, 2000 for the First American Family of Funds. For the Funds included in this annual report the amounts paid to U.S. Bank and SIMFS for their respective periods were as follows (000):

                                                           U.S. BANK       SIMFS
     ---------------------------------------------------------------------------
     Corporate Bond Fund                                        $ --         $28
     Fixed Income Fund                                           114         674
     Intermediate Term Income Fund                                44         204
     Limited Term Income Fund                                     18          85
     Strategic Income Fund                                        18         122
     ---------------------------------------------------------------------------

     CUSTODIAN FEES - Through a separate contractual agreement, U.S. Bank serves as the Funds' custodian. The fee for each Fund is equal to an annual rate of 0.03% of average daily net assets.

     DISTRIBUTION FEES - SEI Investments Distribution Co. ("SIDCO") serves as distributor of the Funds. Under the distribution plan, each of the Funds pays SIDCO a monthly distribution fee equal to an annual rate of 0.25% of each Fund's average daily net assets of the Class A shares, 1.00% of the Class B shares, and 1.00% of the Class C shares, which may be used by SIDCO to provide compensation for sales support and distribution activities. Intermediate Term Income Fund waives 0.10% of Class A distribution fees. Limited Term Income Fund waived 0.25% of Class A distribution fees through January 31, 2000. Effective February 1, 2000, Limited Term Income Fund began waiving 0.10% of Class A distribution fees. Fixed Income Fund and Strategic Income Fund waived 0.35% of Class C distribution fees through January 31, 2000. No distribution fees are paid by Class Y shares. Under the agreement, SIDCO paid to U.S. Bank and its affiliates the following amounts for the funds included in this annual report for the year ended September 30, 2000 (000):

                                      U.S. BANK
                                       NATIONAL      U.S. BANCORP    U.S. BANK
                                    ASSOCIATION     PIPER JAFFRAY        TRUST
     ---------------------------------------------------------------------------
     Corporate Bond Fund               $ --             $ --            $ --
     Fixed Income Fund                   39              139               4
     Intermediate Term
      Income Fund                         3               25              --
     Limited Term Income Fund             2               17              --
     Strategic Income Fund                2               20              --
     ---------------------------------------------------------------------------

     TRANSFER AGENT FEES - From October 1, 1999 to December 31, 1999 DST Systems, Inc. provided transfer agency services for the Funds. Effective January 1, 2000 U.S. Bank was appointed as transfer agent and dividend disbursement agent. As the servicing agent U.S. Bank was paid $9,862,000 in aggregate for the year ended September 30, 2000 for the First American Family of

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      47)

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000


     Funds. For the year ended September 30, 2000 fees paid to U.S. Bank for the funds included in this report were as follows (000):

     ---------------------------------------------------------------------------
     Corporate Bond Fund                                                    $ 28
     Fixed Income Fund                                                       298
     Intermediate Term Income Fund                                            52
     Limited Term Income Fund                                                164
     Strategic Income Fund                                                    80
     ---------------------------------------------------------------------------

     OTHER FEES - In addition to the investment advisory and management fees, custodian fees, distribution fees, administrator and transfer agent fees, each Fund is responsible for paying most other operating expenses including organization costs, fees and expenses of outside directors, registration fees, printing shareholder reports, legal, auditing, insurance and other miscellaneous expenses.

     For the year ended September 30, 2000, legal fees and expenses were paid to a law firm of which the Assistant Secretaries of the Funds are partners.

     SALES CHARGES - A contingent deferred sales charge ("CDSC") is imposed on redemptions made in Class B shares. The CDSC varies depending on the number of years from time of payment for the purchase of Class B shares until the redemption of such shares.

                                                CONTINGENT DEFERRED SALES CHARGE
                                                       AS A PERCENTAGE OF DOLLAR
     YEAR SINCE PURCHASE                                AMOUNT SUBJECT TO CHARGE
     ---------------------------------------------------------------------------
     First                                                       5.00%
     Second                                                      5.00%
     Third                                                       4.00%
     Fourth                                                      3.00%
     Fifth                                                       2.00%
     Sixth                                                       1.00%
     Seventh                                                     0.00%
     Eighth                                                      0.00%
     ---------------------------------------------------------------------------

     Class B shares will automatically convert to Class A shares eight years after the first day of the month shares are purchased.

     A CDSC of 1.00% is imposed on redemptions made in Class C shares for the first eighteen months.

     The CDSC for Class B and Class C shares is imposed on the value of the purchased shares, or the value at the time of redemption, whichever is less.

     For the year ended September 30, 2000, sales charges retained by SIDCO for distributing the First American Family of Funds' shares were approximately $238,000.

(48      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

4 >  CAPITAL SHARE TRANSACTIONS

     Capital share transactions for the Funds were as follows (000):


                                                      CORPORATE               FIXED INCOME
                                                   BOND FUND(1)                       FUND
------------------------------------------------------------------------------------------
                                                         2/1/00      10/1/99       10/1/98
                                                             to           to            to
                                                        9/30/00      9/30/00       9/30/99
------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:
 Class A:
  Shares issued                                              81        3,611         1,748
  Shares issued in lieu of cash distributions                 3          456           478
  Shares redeemed                                            (7)      (6,608)       (6,904)
------------------------------------------------------------------------------------------
 TOTAL CLASS A TRANSACTIONS                                  77       (2,541)       (4,678)
==========================================================================================
 Class B:
  Shares issued                                              10          183           394
  Shares issued in lieu of cash distributions                --           52            77
  Shares redeemed                                            --         (532)         (570)
------------------------------------------------------------------------------------------
 TOTAL CLASS B TRANSACTIONS                                  10         (297)          (99)
==========================================================================================
 Class C:
  Shares issued                                              14           25            69
  Shares issued in lieu of cash distributions                --            2             1
  Shares redeemed                                            --          (42)           (2)
------------------------------------------------------------------------------------------
 TOTAL CLASS C TRANSACTIONS                                  14          (15)           68
==========================================================================================
 Class Y:
  Shares issued                                           9,088       34,068        38,033
  Shares issued in connection with acquisition of
  Piper Common Trust Fund                                    --           --           308
  Shares issued in lieu of cash distributions                13        2,278         4,134
  Shares redeemed                                          (125)     (31,157)      (29,568)
------------------------------------------------------------------------------------------
 TOTAL CLASS Y TRANSACTIONS                               8,976        5,189        12,907
==========================================================================================
 NET INCREASE FROM SHARE TRANSACTIONS                     9,077        2,336         8,198
==========================================================================================


                                                           INTERMEDIATE TERM            LIMITED TERM               STRATEGIC
                                                                 INCOME FUND             INCOME FUND             INCOME FUND
----------------------------------------------------------------------------------------------------------------------------
                                                         10/1/99     10/1/98     10/1/99     10/1/98     10/1/99     10/1/98
                                                              to          to          to          to          to          to
                                                         9/30/00     9/30/99     9/30/00     9/30/99     9/30/00     9/30/99
----------------------------------------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:
 Class A:
  Shares issued                                              901         388         227         208         208         183
  Shares issued in connection with the acquisition of
  Intermediate Government Bond Fund and Adjustable
  Rate Mortgage Fund, respectively                           493          --       8,781          --          --          --
  Shares issued in lieu of cash distributions                155         149         179          24          88         121
  Shares redeemed                                         (2,029)     (1,732)     (1,554)       (195)       (914)     (1,590)
----------------------------------------------------------------------------------------------------------------------------
 TOTAL CLASS A TRANSACTIONS                                 (480)     (1,195)      7,633          37        (618)     (1,286)
============================================================================================================================
 Class B:
  Shares issued                                               --          --          --          --          94          79
  Shares issued in lieu of cash distributions                 --          --          --          --           6           2
  Shares redeemed                                             --          --          --          --         (29)         (6)
----------------------------------------------------------------------------------------------------------------------------
 TOTAL CLASS B TRANSACTIONS                                   --          --          --          --          71          75
============================================================================================================================
 Class C:
  Shares issued                                               --          --          --          --          52         116
  Shares issued in lieu of cash distributions                 --          --          --          --           8           1
  Shares redeemed                                             --          --          --          --         (37)         (1)
----------------------------------------------------------------------------------------------------------------------------
 TOTAL CLASS C TRANSACTIONS                                   --          --          --          --          23         116
============================================================================================================================
 Class Y:
  Shares issued                                            7,483       7,415       2,511       2,958       9,124      15,739
  Shares issued in connection with the acquisition of
  Intermediate Government Bond Fund and Adjustable
  Rate Mortgage Securities Fund, respectively             13,376          --          44          --          --          --
  Shares issued in lieu of cash distributions                931       1,131         202         273         419         707
  Shares redeemed                                        (18,412)    (14,170)     (5,581)     (8,363)     (3,202)     (2,010)
----------------------------------------------------------------------------------------------------------------------------
 TOTAL CLASS Y TRANSACTIONS                                3,378      (5,624)     (2,824)     (5,132)      6,341      14,436
============================================================================================================================
 NET INCREASE (DECREASE) FROM SHARE TRANSACTIONS           2,898      (6,819)      4,809      (5,095)      5,817      13,341
============================================================================================================================

(1) Commenced operations on February 1, 2000.

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      49)

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2000


5 >  INVESTMENT SECURITY TRANSACTIONS

     During the year ended September 30, 2000, purchases of securities and proceeds from sales of securities, other than temporary investments in short-term securities, were as follows (000):

                                    U.S. GOVERNMENT           OTHER INVESTMENT
                                         SECURITIES                 SECURITIES
     ---------------------------------------------------------------------------
                             PURCHASES        SALES      PURCHASES       SALES
     ---------------------------------------------------------------------------
     Corporate Bond Fund      $ 49,045      $ 37,337     $118,686      $ 43,468
     Fixed Income Fund         275,237       222,226      255,008       210,449
     Intermediate Term
      Income Fund              215,706       196,230      125,645       119,231
     Limited Term
      Income Fund              115,614        66,336      104,536        64,931
     Strategic Income Fund      39,126        33,592      184,326       133,550
     ---------------------------------------------------------------------------

     Including dollar rolls, purchases and sales of U.S. government securities aggregated (000) $493,326 and $497,166 for Fixed Income Fund, respectively, and $62,789 and $61,038 for Strategic Income Fund, respectively.

     At September 30, 2000, the total cost of securities for Federal income tax purposes was not materially different from amounts reported for financial reporting purposes. The aggregate gross unrealized appreciation and depreciation for securities held by the Funds at September 30, 2000, is as follows (000):

                                 AGGREGATE GROSS    AGGREGATE GROSS
                                    APPRECIATION     (DEPRECIATION)         NET
     --------------------------------------------------------------------------
     Corporate Bond Fund                 $   934          $   (612)    $    322
     Fixed Income Fund                    11,637           (23,576)     (11,939)
     Intermediate Term
      Income Fund                          2,297            (4,091)      (1,794)
     Limited Term Income Fund                954              (580)         374
     Strategic Income Fund                 3,164           (14,724)     (11,560)
     --------------------------------------------------------------------------


6 >  SECURITIES LENDING TRANSACTIONS

     In order to generate additional income, each Fund may lend portfolio securities representing up to one-third of the value of total assets (which includes collateral received for securities on loan) to broker dealers, banks, or other institutional borrowers of securities. As with other extensions of credit, there may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the security fail financially. The market value of the securities on loan at September 30, 2000, the collateral purchased with cash received and held at September 30, 2000, with respect to such loans, and income generated during the period from the program were as follows (000):

                                       MARKET VALUE OF           INCOME RECEIVED
                                     LOANED SECURITIES   FROM SECURITIES LENDING
     ---------------------------------------------------------------------------
     Corporate Bond Fund                      $ 19,008                      $  7
     Fixed Income Fund                         698,602                       665
     Intermediate Term Income Fund             175,687                       191
     Limited Term Income Fund                   22,850                        30
     Strategic Income Fund                      34,373                        40
     ---------------------------------------------------------------------------

                        MARKET VALUE OF COLLATERAL PURCHASED WITH CASH RECEIVED
     ---------------------------------------------------------------------------
                        REPURCHASE   MONEY MARKET         OTHER FIXED
                        AGREEMENTS     INSTRUMENT   INCOME SECURITIES      TOTAL
     ---------------------------------------------------------------------------
     Corporate Bond
      Fund                $ 12,971         $   66            $  6,673   $ 19,710
     Fixed Income Fund     476,711          2,433             245,265    724,409
     Intermediate Term
      Income Fund          119,885            612              61,680    182,177
     Limited Term
      Income Fund           15,592             80               8,022     23,694
     Strategic Income
      Fund                  23,455            120              12,068     35,643
     ---------------------------------------------------------------------------

     U.S. Bank acts as the securities lending agent in transactions involving the lending of portfolio securities on behalf of the Funds. For these services U.S. Bank received $2,580,000 in aggregate for the First American Family of Funds. For the year ended September 30, 2000, securities lending fees for the funds included in this report were as follows (000):

     ---------------------------------------------------------------------------
     Corporate Bond Fund                                                    $  5
     Fixed Income Fund                                                       454
     Intermediate Term Income Fund                                           131
     Limited Term Income Fund                                                 23
     Strategic Income Fund                                                     1
     ---------------------------------------------------------------------------


7 >  COMMON TRUST FUND CONVERSIONS

     On July 23, 1999, the Piper Common Bond Fund was converted into the Fixed Income Fund. The assets, which consisted of securities and related receivables, were converted on a tax free basis. 308,392 shares of Class Y of the Fixed Income Fund were issued at the time of conversion. The net assets of the Piper Common Bond Fund and Fixed Income Fund immediately before the conversion were $3,299,801 and $1,399,655,638, respectively. Included in the net assets of the Piper Common Bond Fund were $32,848 of unrealized losses.

8 >  FUND MERGER

     The Board of Directors and shareholders of Intermediate Government Bond and Adjustable Rate Mortgage Funds approved a reorganization into Intermediate Term Income and Limited Term Income Funds, respectively, at the close of business on February 25, 2000.

(50      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

     Under the Agreement and Plan of Reorganization, Class A and Class Y shares of Intermediate Government Bond and Adjustable Rate Mortgage Funds were exchanged for shares of the Class A and Class Y shares of the Intermediate Term Income and Limited Term Income Funds, respectively on a tax free basis.

     The net assets before the reorganization and shares issued and redeemed were as follows:

                                                            SHARES        SHARES
                                         NET ASSETS         ISSUED      REDEEMED
     ---------------------------------------------------------------------------
     Intermediate Term Income Fund     $345,964,510     13,868,921    15,017,432
     Limited Term Income Fund           119,910,324      8,824,931    10,868,460
     ---------------------------------------------------------------------------

     Included in the net assets of the redeeming funds were the following components:


                                      UNDISTRIBUTED
                                     (DISTRIBUTIONS
                                      IN EXCESS OF)       ACCUMULATED
                           PAID IN   NET INVESTMENT          REALIZED   NET UNREALIZED            NET
                           CAPITAL           INCOME              LOSS     DEPRECIATION         ASSETS
     ------------------------------------------------------------------------------------------------
     Intermediate
      Government
      Bond Fund       $136,308,868             $ --     $    (232,384)    $(2,740,353)   $133,331,131
     Adjustable Rate
      Mortgage
      Securities
      Fund             190,834,661               --      (103,496,635)       (674,084)     86,663,942
     ------------------------------------------------------------------------------------------------

9 >  CONCENTRATION OF RISKS

     The Strategic Income Fund is subject to special risks associated with investing in foreign securities and to a decline in net asset value resulting from changes in exchange rates between the United States dollar and foreign currencies. Strategic Income Fund is also subject to risks associated with investing in securities issued by issuers in emerging market countries. Because of the special risks associated with foreign investing, the Strategic Income Fund may be subject to greater volatility than most mutual funds which invest primarily in domestic securities.

     Strategic Income Fund also invests in lower-rated (i.e., rated Ba or lower by Moody's or BB or lower by Standard & Poor's) corporate and foreign debt obligations, which are commonly referred to as "junk bonds". Lower-rated securities will usually offer higher yields than higher-rated securities. However, there is more risk associated with these investments. These lower-rated bonds may be more susceptible to real or perceived adverse economic conditions than investment grade bonds. Lower-rated securities tend to have more price volatility and carry more risk to principal than higher-rated securities.

     The summary of credit quality ratings for the securities held by the Strategic Income Fund as of September 30, 2000, are as follows:

      STANDARD & POORS':                                MOODY'S:
     ---------------------------------------------------------------------------
      AAA               22.99%                          Aaa               26.34%
      AA                 1.13%                          Aa                 1.05%
      A                  3.63%                          A                  3.43%
      BBB                6.82%                          Baa                8.29%
      BB                20.62%                          Ba                12.85%
      B                 20.37%                          B                 41.44%
      CCC                4.05%                          Caa                0.88%
      Not Rated         10.39%                          Not Rated          5.72%
                       -------                                           -------
                       100.00%                                           100.00%


10 > LINE OF CREDIT

     Pursuant to a commitment letter dated September 7, 1999, Citibank N.A. provides a revolving line of credit to FAIF for short term or emergency purposes. The loans are for the respective benefit of and repayable from the respective assets of each Fund. The aggregate principal amount of all borrowings may not exceed $100,000,000 and borrowings must be in the minimum principal amount of $1,000,000 and integral multiple amounts of $1,000,000 for each Fund. At the Fund's option, Citibank is paid either a base rate or the Federal Funds rate on the amount out on loan. There is a commitment fee on the unused portion of the line of credit. The commitment fee is calculated at 8.0 basis points on the unutilized portion of the facility. Fees are accrued daily and paid quarterly to Citibank N.A. There were no borrowings under the line of credit during the year ended September 30, 2000. Effective October 11, 2000, the line of credit was discontinued.

11 > PENDING ACQUISITION

     On October 4, 2000, U.S. Bancorp, the parent company of the Funds' investment advisor, announced that it had entered into an agreement to be acquired by Firstar Corporation. It is anticipated that this acquisition will be completed in the first quarter of 2001, subject to regulatory approval, the approval of U.S. Bancorp shareholders and the satisfaction of customary closing conditions.

                                FIRST AMERICAN FUNDS ANNUAL REPORT 2000      51)

NOTICE TO SHAREHOLDERS  SEPTEMBER 30, 2000 (UNAUDITED)


     THE INFORMATION SET FORTH BELOW IS FOR EACH FUND'S FISCAL YEAR AS REQUIRED BY FEDERAL LAWS. MOST SHAREHOLDERS, HOWEVER, MUST REPORT DISTRIBUTIONS ON A CALENDAR YEAR BASIS FOR INCOME TAX PURPOSES WHICH MAY INCLUDE DISTRIBUTIONS FOR PORTIONS OF TWO FISCAL YEARS OF A FUND. ACCORDINGLY, THE INFORMATION NEEDED FOR INCOME TAX PURPOSES WILL BE SENT IN EARLY 2001. PLEASE CONSULT YOUR TAX ADVISER FOR PROPER TREATMENT OF THIS INFORMATION.

     Dear First American Investment Fund Shareholders:

     For the fiscal year ended September 30, 2000, each Fund designated long term capital gains and ordinary income with regard to distributions paid during the year as follows:

                                          (A)               (B)
                                    LONG TERM          ORDINARY              (C)
                                CAPITAL GAINS            INCOME            TOTAL
                                DISTRIBUTIONS     DISTRIBUTIONS    DISTRIBUTIONS
     FUND                         (TAX BASIS)       (TAX BASIS)      (TAX BASIS)
     ---------------------------------------------------------------------------
     Corporate Bond                        0%              100%             100%
     Fixed Income                          0%              100%             100%
     Intermediate Term Income              0%              100%             100%
     Limited Term Income                   0%              100%             100%
     Strategic Income                      0%              100%             100%
     ---------------------------------------------------------------------------

     Based on a percentage of the fund's total distributions.

(52      FIRST AMERICAN FUNDS ANNUAL REPORT 2000

BOARD OF DIRECTORS  FIRST AMERICAN INVESTMENT FUNDS, INC.



            MR. ROBERT DAYTON
            Director of First American Investment Funds, Inc.
            Chief Executive Officer of Okabena Company

            MR. ROGER GIBSON
            Director of First American Investment Funds, Inc.
            Vice President of North America-Mountain Region for United Airlines

            MR. ANDREW HUNTER III
            Director of First American Investment Funds, Inc.
            Chairman of Hunter Keith Industries

            MR. LEONARD KEDROWSKI
            Director of First American Investment Funds, Inc.
            Owner and President of Executive Management Consulting, Inc.

            MR. JOHN MURPHY JR.
            Director of First American Investment Funds, Inc.
            Executive Vice President, U.S. Bancorp

            MR. ROBERT SPIES
            Director of First American Investment Funds, Inc.
            Retired Vice President, U.S. Bank National Association

            MR. JOSEPH STRAUSS
            Director of First American Investment Funds, Inc.
            Former Chairman of First American Investment Funds, Inc. Owner and President of Strauss Management Company

            MS. VIRGINIA STRINGER
            Chairperson of First American Investment Funds, Inc.
            Owner and President of Strategic Management Resources, Inc.

[LOGO] FIRST AMERICAN FUNDS(R)
       THE POWER OF DISCIPLINED INVESTING(R)

       DIRECT FUND CORRESPONDENCE TO:

       FIRST AMERICAN FUNDS
       P.O. Box 1330
       Minneapolis, MN 55440-1330

       This report and the financial statements contained herein are submitted for the general information of the shareholders of the corporation and are not intended to be a forecast of future events, a guarantee of future results, nor investment advice. Further, there is no assurance that certain securities will remain in or out of each fund's portfolio.

       For a prospectus or fund profile containing more information on First American Funds, including investment policies, fees and expenses, please contact your investment professional, call Investor Services at 1-800-637-2548, or visit us on the web at www.firstamericanfunds.com. Please read the prospectus or profile carefully before you invest or send money.

       INVESTMENT ADVISOR AND ADMINISTRATOR
          First American Asset Management,
          a division of U.S. Bank National Association
          601 Second Avenue South
          Minneapolis, Minnesota 55402

       CUSTODIAN
          U.S. Bank National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101

       DISTRIBUTOR
          SEI Investments Distribution Co.
          1 Freedom Valley Drive
          Oaks, Pennsylvania 19456
          SEI IS NOT AN AFFILIATE OF U.S. BANK

       INDEPENDENT AUDITORS
          Ernst & Young LLP
          1400 Pillsbury Center
          200 South Sixth Street
          Minneapolis, Minnesota 55402

       COUNSEL
          Dorsey & Whitney LLP
          220 South Sixth Street
          Minneapolis, Minnesota 55402

--------------------------------------------------------------------------------
FIRST AMERICAN FUNDS                                                Bulk Rate
c/o American Financial Printing Inc.                              U.S. Postage
404 Industrial Boulevard, N.E.                                        PAID
Minneapolis, MN 55413                                               Mpls, MN
                                                                Permit No. 26388

In an attempt to reduce shareholder costs and help eliminate duplication, the funds will try to limit their mailing to one report for each address that lists one or more shareholders with the same last name. If you would like additional copies, please call Investor Services at 1-800-637-2548.

3111-00  11/2000
AR-BOND-00